                                $750,000,000



                  AMENDED AND RESTATED COMPETITIVE ADVANCE,
              REVOLVING CREDIT FACILITY AND TERM LOAN AGREEMENT


                        Dated as of November 14, 1997


                                    among


                             ETHYL CORPORATION,


                           THE BANKS NAMED HEREIN,


                             NATIONSBANK, N.A.,
                           as Administrative Agent


                                     and


                           WACHOVIA BANK, N.A. and
                     THE FIRST NATIONAL BANK OF CHICAGO,
                                as Co-Agents

                              TABLE OF CONTENTS



ARTICLE I Definitions                                                        1
 Section 1.01.  Defined Terms                                                1
 Section 1.02.  Terms Generally                                             17

ARTICLE II The Credits                                                      17
 Section 2.01.  Commitments                                                 17
 Section 2.02.  Loans and Letters of Credit                                 18
 Section 2.03.  Competitive Bid Procedure                                   23
 Section 2.04.  Committed Borrowing Procedure                               26
 Section 2.05.  Refinancings                                                26
 Section 2.06.  Fees                                                        27
 Section 2.07.  Notes: Repayment of Loans                                   28
 Section 2.08.  Interest on Loans                                           29
 Section 2.09.  Additional Interest: Alternate Rate of Interest             30
 Section 2.10.  Termination, Reduction & Extension of Commitments           30
 Section 2.11.  Prepayment of Loans                                         32
 Section 2.12.  Reserve Requirements: Change in Circumstances               32
 Section 2.13.  Change in Legality                                          34
 Section 2.14.  Indemnity                                                   35
 Section 2.15.  Pro Rata Treatment, etc.                                    35
 Section 2.16.  Payments                                                    36
 Section 2.17.  Taxes                                                       36
 Section 2.18.  Certain Bank Obligations                                    39

ARTICLE III Representations and Warranties                                  40
 Section 3.01.  Organization, Corporate Powers                              40
 Section 3.02.  Authorization                                               40
 Section 3.03.  Governmental Approval                                       41
 Section 3.04.  Financial Statements                                        41
 Section 3.05.  No Material Adverse Change                                  41
 Section 3.06.  Subsidiaries                                                41
 Section 3.07.  Litigation                                                  42
 Section 3.08.  Tax Returns                                                 42
 Section 3.09.  Properties                                                  42
 Section 3.10.  Employee Benefit Plans                                      42
 Section 3.11   Investment Company Act; Public Utility Holding Company Act  43
 Section 3.12.  Federal Reserve Regulations                                 43
 Section 3.13.  No Material Misstatements                                   43
 Section 3.14.  Compliance with Laws                                        43
 Section 3.15.  Environmental and Safety Matters                            44

 Section 3.16.  Use of Proceeds                                             44

ARTICLE IV Conditions of Lending                                            44
 Section 4.01.  Conditions to be Satisfied on Date of Each Borrowing        45
 Section 4.02.  Conditions to be Satisfied on the Restatement Date          45

ARTICLE V Affirmative Covenants                                             46
 Section 5.01.  Corporate Existence; Businesses and Properties              46
 Section 5.02.  Insurance                                                   46
 Section 5.03.  Obligations and Taxes                                       47
 Section 5.04.  Financial Statements, Reports, etc.                         47
 Section 5.05.  Litigation and Other Notices                                48
 Section 5.06.  ERISA                                                       48
 Section 5.07.  Access to Premises and Records                              49
 Section 5.08.  Subsidiary Guarantors                                       49
 Section 5.09.  Use of Proceeds                                             50

ARTICLE VI Negative Covenants                                               50
 Section 6.01.  Liens, etc.                                                 50
 Section 6.02.  Indebtedness of Subsidiaries                                51
 Section 6.03.  Compliance with Regulations G, U and X                      51
 Section 6.04.  Mergers, Consolidations and Sales of Assets                 52
 Section 6.05.  Consolidated Leverage Ratio                                 52
 Section 6.06.  Consolidated Fixed Charge Coverage Ratio                    52
 Section 6.07.  Consolidated Net Worth                                      52
 Section 6.08.  Loans & Investments to Foreign Subsidiaries                 53

ARTICLE VII Events of Default                                               53

ARTICLE VIII The Administrative Agent                                       56

ARTICLE IX Miscellaneous                                                    58
 Section 9.01.  Notices                                                     58
 Section 9.02.  No Waivers; Amendments                                      59
 Section 9.03.  Right of Setoff                                             60
 Section 9.04.  Successors and Assigns                                      60
 Section 9.05.  Expenses; Indemnity                                         63
 Section 9.06.  Survival of Agreements, Representations & Warranties, etc.  63
 Section 9.07.  Governing Law                                               64
 Section 9.08.  Sharing of Setoffs                                          64
 Section 9.09.  Interest Rate Limitation                                    64
 Section 9.10. Entire Agreement                                             65
 Section 9.11. Waiver of Jury Trial                                         65
 Section 9.12. Severability                                                 65
 Section 9.13. Counterparts                                                 65
 Section 9.14. Headings                                                     65

 Section 9.15. Jurisdiction; Consent to Service of Process                  66
 Section 9.16. Binding Effect                                               66


Exhibits

Exhibit A-1    Form of Competitive Bid Request
Exhibit A-2    Form of Competitive Bid Invitation
Exhibit A-3    Form of Competitive Bid
Exhibit A-4    Form of Competitive Bid Accept/Reject Letter
Exhibit A-5    Form of Committed Borrowing Request
Exhibit B-1    Form of Competitive Note
Exhibit B-2    Form of Revolving Note
Exhibit B-3    Form of Term Note
Exhibit C      Form of Assignment and Acceptance
Exhibit D      Form of Administrative Questionnaire
Exhibit E      Form of Joinder Agreement

Schedules

Schedule 2.01		Banks and Commitments
Schedule 3.06		Subsidiaries
Schedule 3.07		Litigation
Schedule 3.15		Environmental and Safety Matters
Schedule 6.01		Liens
Schedule 6.02		Indebtedness

    AMENDED AND RESTATED COMPETITIVE ADVANCE, REVOLVING CREDIT FACILITY AND TERM LOAN AGREEMENT dated as of November 14, 1997 (this "Agreement" or the "Amended and Restated Credit Agreement"), among ETHYL CORPORATION, a Virginia corporation (hereinafter called the "Company"), the banks listed in Schedule
2.01 (the "Banks"), NATIONSBANK, N.A., a national banking association, as administrative agent for the Banks under this Agreement (in such capacity, the "Administrative Agent") and WACHOVIA BANK, N.A. and THE FIRST NATIONAL BANK OF CHICAGO, as Co-Agents.

    The Company has requested the Banks to extend credit to the Company in order to enable it to borrow on a committed revolving credit basis and on a term loan basis on and after the Effective Date and at any time and from time to time prior to the Maturity Date (as hereinafter defined), a principal amount not in excess of $750,000,000 at any time outstanding. The Company has also requested the Banks to provide a procedure pursuant to which the Company may invite the Banks to bid on an uncommitted basis on short-term borrowings by the Company. The proceeds of borrowings hereunder are to be used for general corporate purposes, including to refinance existing debt and to finance acquisitions and common stock repurchases. This Amended and Restated Credit Agreement is given in amendment to and restatement of that Competitive Advance, Revolving Credit Facility and Term Loan Agreement dated as of August 26, 1997. The Banks are severally, and not jointly, willing to extend such credit to the Company on the terms and conditions hereinafter set forth. Accordingly, the Company, the Administrative Agent and the Banks agree as follows:


                                  ARTICLE I

                                 Definitions

    Section 1.01. Defined Terms.

    As used in this Agreement, the following words and terms shall have the meanings specified below:

    "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

    "ABR Loan" shall mean any Committed Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

    "Administrative Fees" shall have the meaning assigned to such term in
Section 2.06(b).

    "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit D.

    "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

    "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

    "Applicable Facility Fee Percentage" shall mean on any date the applicable percentage set forth below opposite the applicable Ratings or, under the circumstances specified below, opposite the Consolidated Leverage Ratio:

            S&P/Moody's Rating;
        Consolidated Leverage Ratio              Facility Fee
      Category 1
      BBB+/Baa1 or higher;
      less than or equal to 1.0:1.0                   .085%

      Category 2
      BBB/Baa2;
      greater than 1.0:1.0 but less
      than or equal to 1.75:1.0                       .100%

      Category 3
      BBB-/Baa3;
      greater than 1.75:1.0 but less
      than or equal to 2.50:1.0                       .125%

      Category 4
      BB+/Ba1,
      greater than 2.50:1.0 but less
      than or equal to 3.25:1.0                       .175%

      Category 5
      lower than BB+/Ba1;
      greater than 3.25:1.0                           .250%

For purposes of the foregoing, (i) if two Ratings shall be available and the Ratings shall fall within different Categories specified above, the Applicable Facility Fee Percentage shall be determined by reference to the Category in which the higher of the two Ratings falls; (ii) if only one Rating shall be available, then the Applicable Facility Fee Percentage shall be determined by reference to the Category in which such Rating falls; and (iii) if no Ratings shall be available, then the Applicable Facility Fee Percentage shall be determined by reference to the Consolidated Leverage Ratio. If any Rating shall be changed (other than as a result of a change in such rating agency's rating system) such change shall be effective as of the date on which it is first announced by the applicable rating agency. For purposes hereof, the Applicable Facility Fee Percentage shall initially be set at Category 4 (until the Ratings are adjusted to take into account the purchase of shares contemplated hereunder). For purposes of the foregoing, the Consolidated Leverage Ratio shall be determined as of the end of each fiscal quarter of the Company based on the financial statements of the Company delivered for such fiscal quarter pursuant to Section 5.04 and the ratio so determined shall be effective from and including the Determination Date immediately following such fiscal quarter end to but excluding the next following Determination Date (but after giving effect, in any event, to the repurchase of shares contemplated hereunder); provided, however, that the Consolidated Leverage Ratio for any period during which the Company shall have failed to deliver the financial statements required by Section 5.04 after having received from the Administrative Agent notice of such non-delivery shall be deemed for the purposes of this definition to correspond to Category 5 until such time as the Administrative Agent receives such financial statements. Each change in the Applicable Facility Fee Percentage shall apply during the period commencing on the effective date of such change in the Ratings or the Consolidated Leverage Ratio, as applicable, and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, the Company and the Banks shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system (and pending or in the absence of any agreement the Applicable Facility Fee Percentage will be determined by reference to the other Rating or Ratings, if any).

    "Applicable Margin" shall mean on any date, with respect to the Loans comprising any Eurodollar Loan or ABR Loan, as the case may be, the applicable spread set forth below opposite the applicable Ratings or, under the circumstances specified below, opposite the Consolidated Leverage Ratio:

                                  Revolving Loans                                    Term Loans

S&P/Moody's Rating:               Eurodollar Loan               ABR Loan              Eurodollar          ABR Loan
Consolidated Leverage Ratio            Spread                    Spread                 Spread             Spread
Category 1 BBB+/Baa1 or higher;
Less than or equal to 1.0:1.0           .165%                     .000%                  .250%              .000%

Category 2
BBB/Baa2;
Greater than 1.0:1.0 but less
Than or equal to 1.75:1.0               .225%                     .000%                  .325%              .000%

Category 3
BBB-/Baa3;
Greater than 1.75:1.0 but less
Than or equal to 2.50:1.0               .300%                     .000%                  .425%              .000%

Category 4
BB+Bal,
Greater than 2.50:1.0 but less
Than or equal to 3.25:1.0               .425%                     .000%                  .600%              .000%

Category 5
Lower than BB+B/al;
Greater than 3.25:1.0                   .500%                     .000%                  .750%              .000%



For purposes of the foregoing, (i) if two Ratings shall be available and the Ratings shall fall within different Categories specified above, the Applicable Margin shall be determined by reference to the Category in which the higher of the two Ratings falls; (ii) if only one Rating shall be available, then the Applicable Margin shall be determined by reference to the Category in which such Rating falls; and (iii) if no Ratings shall be available, then the Applicable Margin shall be determined by reference to the Consolidated Leverage Ratio. If any Rating shall be changed (other than as a result of a change in such rating agency's rating system) such change shall be effective as of the date on which it is first announced by the applicable rating agency. For purposes hereof, the Applicable Facility Fee Percentage shall initially be set at Category 4 (until the Ratings are adjusted to take into account the purchase of shares contemplated hereunder). For purposes of the foregoing, the Consolidated Leverage Ratio shall be determined as of the end of each fiscal quarter of the Company based on the financial statements of the Company delivered for such fiscal quarter pursuant to Section 5.04 and the ratio so determined shall be effective from and including the Determination Date immediately following such fiscal quarter end to but excluding the next following Determination Date (but after giving effect, in any event, to the repurchase of shares contemplated hereunder); provided, however, that the Consolidated Leverage Ratio for any period during which the Company shall have failed to deliver the financial statements required by Section 5.04 after having received from the Administrative Agent notice of such non-delivery shall be deemed for the purposes of this definition to correspond to Category 5 until such time as the Administrative Agent receives such financial statements. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change in the Ratings or the Consolidated Leverage Ratio, as applicable, and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, the Company and the Banks shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system (and pending or in the absence of any agreement the Applicable Margin will be determined by reference to the other Rating or Ratings, if any).

    "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Bank and an assignee, and accepted by the Administrative Agent, in the form of Exhibit C or such other form as shall be approved by the Administrative Agent.

    "Attributable Debt" shall mean, in connection with a Sale and Lease-Back Transaction, the present value (discounted in accordance with GAAP at the debt rate implied in the lease) of the obligations of the lessee for rental payments during the term of the applicable lease.

    "Attributed Principal Amount" shall mean, on any day, with respect to any Securitization Transaction, the aggregate amount (with respect to any such transaction, the "Invested Amount") paid to, or borrowed by, such person as of such date under such Securitization Transaction, minus the aggregate amount received by the party providing the financing and applied to reduction of the Invested Amount under such Securitization Transaction.

    "Banks" shall mean the banks and financial institutions party to this Agreement, being the Revolving Lenders and the Term Lenders.

    "Board" shall mean the Board of Governors of the Federal Reserve System of the United States, or any successor thereto.

    "Borrowing" shall mean (i) a group of Loans of a single Type made by the Banks (or, in the case of a Competitive Borrowing, by the Bank or Banks whose Competitive Bids have been accepted pursuant to Section 2.03) on a single date and as to which a single Interest Period is in effect and (ii) the issuance or extension of Letters of Credit hereunder.

    "Business Day" shall mean any day not a Saturday, Sunday or legal holiday in the State of Virginia on which banks are open for business in New York City, Charlotte, North Carolina and Richmond, Virginia; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London Interbank Market.

    "Capitalized Lease Obligations" shall mean the obligations to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet under GAAP, and, for the purposes hereof, the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

    A "Change in Control" shall be deemed to have occurred if (a) any person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on the date hereof) other than Bruce C. Gottwald, Floyd D. Gottwald, Jr. or members of their respective families, or investment entities owned by any of them, shall own directly or indirectly, beneficially or of record, shares representing more than 20% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company or any corporation directly or indirectly Controlling the Company; or
(b) a majority of the seats (other than vacant seats) on the board of directors of the Company or any corporation directly or indirectly Controlling the Company shall at any time be occupied by persons who were neither (i) nominated by the management of the Company or by persons who were members of the board of directors as of the Closing Date or members elected by two thirds of such members, nor (ii) appointed by directors so nominated; provided, however, that an event described in clause (a) above shall not constitute a "Change in Control" if the acquisition of shares resulting in ownership of in excess of the 20% threshold referred to in such clause (a) shall have been approved, prior to the acquisition of such shares or the commencement by the person or group referred to in such clause (a) of a tender offer for shares of the Company that would result, if successful, in such person or group owning in excess of such 20% threshold, by a majority of the members of the board of directors of the Company who were either members of the board of directors as of the date of this Agreement or nominated or appointed as provided in clauses
(b)(i) or (ii) above.

    "Closing Date" shall mean August 26, 1997.

    "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

    "Commitment" shall mean the Revolving Commitment, the LOC Commitment and the Term Loan Commitment.

    "Committed Borrowing" shall mean a borrowing consisting of simultaneous Revolving Loans from each of the Revolving Lenders.

    "Committed Borrowing Request" shall mean a request made pursuant to
Section 2.04 in the form of Exhibit A-5.

    "Competitive Bid" shall mean an offer by a Bank to make a Competitive Loan pursuant to Section 2.03.

    "Competitive Bid Accept/Reject Letter" shall mean a notification made by the Company pursuant to Section 2.03(d) in the form of Exhibit A-4.

    "Competitive Bid Rate" shall mean, as to any Competitive Bid made by a Bank pursuant to Section 2.03(b), (i) in the case of a Eurodollar Competitive Loan, the Margin, and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Bank making such Competitive Bid.

    "Competitive Bid Request" shall mean a request made pursuant to Section
2.03 in the form of Exhibit A-1.

    "Competitive Borrowing" shall mean a borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Bank or Banks whose Competitive Bids for such Borrowing have been accepted by the Company under the bidding procedure described in Section 2.03.

    "Competitive Loan" shall mean a Loan from a Bank to the Company pursuant to the bidding procedure described in Section 2.03. Each Competitive Loan shall be a Eurodollar Competitive Loan or a Fixed Rate Loan.

    "Competitive Note" shall mean a promissory note of the Company in the form of Exhibit B-1 executed and delivered as provided in Section 2.07.

    "Consolidated" shall mean, as applied to any financial or accounting term, such term determined on a consolidated basis for the Company and the Subsidiaries in accordance with generally accepted accounting principles, including principles of consolidation, consistent with those applied in the preparation of the Consolidated financial statements referred to in Section 3.04.

    "Consolidated EBITDA" means for any period for the Consolidated Group, the sum of Consolidated Net Income plus Consolidated Interest Expense plus all provisions for any Federal, state or other domestic and foreign income taxes plus depreciation and amortization, in each case on a consolidated basis determined in accordance with GAAP applied on a consistent basis, but excluding for purposes hereof extraordinary gains and losses and related tax effects thereon. Except as otherwise expressly provided, the applicable period shall be for the four consecutive fiscal quarters ending as of the date of determination.

    "Consolidated Fixed Charge Coverage Ratio" means for any period for the Consolidated Group, the ratio of Consolidated EBITDA minus capital expenditures to Consolidated Fixed Charges.

    "Consolidated Fixed Charges" means for any period for the Consolidated Group, the sum of Consolidated Interest Expense plus scheduled payments of Consolidated Funded Debt (and, without duplication, mandatory commitment reductions, sinking fund payments and the like relating thereto in the applicable period) plus dividends paid by the Company in cash or property (other than dividends paid solely in shares of that class to the holders of that class) and amounts paid for the purchase or redemption of shares of stock (excluding for purposes hereof, the redemption of shares within one year after the Closing Date up to $435,000,000), in each case on a consolidated basis determined in accordance with GAAP applied on an consistent basis. Except as otherwise expressly provided, the applicable period shall be for the four consecutive fiscal quarters ending as of the date of determination.

    "Consolidated Funded Debt" means Indebtedness of the Consolidated Group determined on a consolidated basis in accordance with GAAP applied on a consistent basis.

    "Consolidated Group" means the Company and its consolidated subsidiaries, as determined in accordance with GAAP.

    "Consolidated Interest Expense" means for any period for the Consolidated Group, all interest expense, including the amortization of debt discount and premium, and the interest component under capital leases, in each case on a consolidated basis determined in accordance with GAAP applied on a consolidated basis. Except as expressly provided otherwise, the applicable period shall be for the four consecutive quarters ending as of the date of determination.

    "Consolidated Leverage Ratio" means, as of the last day of any fiscal quarter, the ratio of Consolidated Funded Debt on such day to Consolidated EBITDA for the period of four consecutive fiscal quarters ending as of such day.

    "Consolidated Net Income" means for any period for the Consolidated Group, net income on a consolidated basis determined in accordance with GAAP applied on a consistent basis, but excluding for purposes of determining the Consolidated Leverage Ratio and Consolidated Fixed Charge Coverage Ratio, any extraordinary gains or losses and related tax effects thereon. Except as expressly provided otherwise, the applicable period shall be for the four consecutive quarters ending as of the date of determination.

    "Consolidated Net Worth" means, as for any date for the Consolidated Group, shareholders' equity or net worth as determined in accordance with GAAP.

    "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

    "Debt Transaction" shall mean with respect to any member of the Consolidated Group, the sale, issuance or placement of Indebtedness for borrowed money with an original maturity or commitment of more than one year, whether or not evidenced by promissory note or other evidence of indebtedness (excluding, for purposes hereof, intercompany indebtedness between members of the Consolidated Group).

    "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

    "Designated Subsidiary" shall mean any Subsidiary that (a) has assets with a total market value not in excess of $10,000 and (b) has not conducted any business or other operations during the prior 12-month period.

    "Determination Date" shall mean the 60th day following the end of each of the first three fiscal quarters in each fiscal year of the Company and the 120th day following the end of each fiscal year of the Company.

    "Dollars", "dollars" or "$" shall mean dollars of lawful money of the United States of America.

    "Domestic Subsidiary" shall mean any Subsidiary organized and existing under the laws of the United States, or any state thereof or the District of Columbia.

    "Effective Date" shall mean the date on which the conditions set forth in
Section 4.02 shall have been satisfied and the initial Borrowings shall have been made under this Agreement, being August 28, 1997.

    "Equity Transaction" shall mean, with respect to any member of the Consolidated Group, any issuance of its capital stock or other equity interest, other than an issuance (i) to a member of the Consolidated Group,
(ii) in connection with a conversion of debt securities to equity or (iii) in connection with exercise by a present of former employee, officer or director under a stock incentive plan, stock option plan, or other equity-based, compensation plan or arrangement.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

    "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414 of the Code.

    "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar
Loans.

    "Eurodollar Committed Loan" shall mean any Revolving Loan or Term Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

    "Eurodollar Competitive Loan" shall mean any Competitive Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

    "Eurodollar Loan" shall mean any Eurodollar Competitive Loan or Eurodollar Committed Loan.

    "Event of Default" shall have the meaning given to such term in Article
VII.

    "Executive Officer" shall mean an executive officer as defined in Rule 13b-7 of the rules and regulations adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

    "Existing Letters of Credit" shall mean those Letters of Credit outstanding on the Restatement Date and identified on Schedule 2.01(c).

    "Facility Fee" shall have the meaning assigned to such term in Section 2.06(a).

    "Fees" shall mean the Facility Fees and the Administrative Fees.

    "Financial Officer" shall mean the Chief Financial Officer, the Vice Chairman of the Board or the Treasurer of the Company.

    "Financial Statements" shall mean (a) the Consolidated balance sheets of the Company and its subsidiaries as at December 31, 1996, and the related statements of income and changes in financial position for the fiscal year then ended, reported on by Coopers & Lybrand, independent public accountants and (b) the unaudited Consolidated balance sheets of the Company and its subsidiaries as of June 30, 1997, and the related statements of income and changes in financial position for the six-month period then ended, duly certified by a Financial Officer of the Company.

    "Fixed Rate Borrowing" shall mean a Borrowing comprised of Fixed Rate
Loans.

    "Fixed Rate Loan" shall mean any Competitive Loan bearing interest at a fixed percentage rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by the Bank making such Loan in its Competitive Bid.

    "Foreign Subsidiary" shall mean any Subsidiary organized under the laws of any country or any political subdivision of any country, except for Subsidiaries organized under the laws of the United States of America or Canada or any political subdivision of the United States of America or Canada.

    "GAAP" shall mean generally accepted accounting principles, applied on a consistent basis.

    "Governmental Authority" shall mean any Federal, state, local, or foreign court or governmental agency, authority, instrumentality or regulatory body.

    "Guarantee" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

    "Guarantors" shall mean each of the persons identified as a Guarantor on the signature page to the Subsidiary Guaranty and each other person which may hereafter become a Guarantor by execution of a Joinder Agreement.

    "Indebtedness" with respect to any person shall mean at any time, without duplication, (i) all obligations of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such person upon which interest charges are customarily paid, (iv) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (v) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers incurred in the ordinary course of business and not overdue), (vi) all obligations of others secured by any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (vii) all Capitalized Lease Obligations of such person,
(viii) the outstanding Attributed Principal Amount under all Securitization Transactions, (ix) the principal balance outstanding under all synthetic leases, tax retention operating leases, off-balance sheet loan or other similar off-balance sheet financing product to which such person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP and
(x) the Guarantees of such person.

    "Interest Payment Date" shall mean (i) as to any Eurodollar Loan for which the Interest Period is 1, 2 or 3 months, the last day of the Interest Period,
(ii) as to any Eurodollar Loan for which the Interest Period is 6 months, the last day of the Interest Period and the date that would be the last day of an Interest Period commencing on the same date but having a duration of 3 months,
(iii) as to any ABR Loan, the last day of March, June, September and December in each year, or if such day is not a Business Day, the next succeeding Business Day and (iv) as to any Fixed Rate Loan, the last day of the Interest Period applicable thereto.

    "Interest Period" shall mean: (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Company may elect, and thereafter, each period commencing on the last day of the next preceding Interest Period for such Eurodollar Borrowing and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Company may elect, (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the Maturity Date or the date of prepayment of such Borrowing and (c) as to any Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the Competitive Bids in which the offer to make the Fixed Rate Loans comprising such Borrowing were extended, which shall not be earlier than seven days after the date of such Borrowing or later than 360 days after the date of such Borrowing; provided, however, that if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

    "Issuing Lender" shall mean NationsBank, N.A.

    "Issuing Lender's Fee" shall have the meaning assigned to such term in
Section 2.06(c)(ii).

    "Joinder Agreement" shall mean a guaranty joinder agreement in substantially the form attached as Exhibit E hereto.

    "Letter of Credit" means Existing Letters of Credit and any letter of credit issued by the Issuing Lender for the account of the Borrower in accordance with the terms of Section 2.01(c).

    "Letter of Credit Fee" shall have the meaning assigned to such term in
Section 2.06(c)(i).

    "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the rate of interest determined by the Administrative Agent on the basis of offered rates for deposits in dollars for a period of time corresponding to such Interest Period (and commencing on the first day of such Interest Period), appearing on Telerate Page 3750 (or, if, for any reason, Telerate Page 3750 is not available, the Reuters Screen LIBO
Page) as of approximately 11:00 A.M. (London time) two (2) Business Days before the first day of such Interest Period. As used herein, "Telerate Page 3750" means the display designated as page 3750 by Dow Jones Markets, Inc. (or such other page as may replace such page on that service for the purpose of displaying the British Bankers Association London interbank offered rates) and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

    "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

    "Loan" shall mean a Revolving Loan, a Competitive Loan or a Term Loan, whether made as a Eurodollar Loan, an ABR Loan or a Fixed Rate Loan, as permitted hereby.

    "LOC Commitment" means the commitment of the Issuing Lender to issue, and to honor payment obligations under, Letters of Credit hereunder and with respect to each Revolving Lender, the commitment of each Revolving Lender to purchase participation interests in the Letters of Credit up to such Revolving Lender's LOC Committed Amount as specified in Schedule 2.01(a), as such amount may be reduced from time to time in accordance with the provisions hereof.

    "LOC Committed Amount" means, collectively, the aggregate amount of all of the LOC Commitments of the Lenders to issue and participate in Letters of Credit as referenced in Section 2.01(c) and, individually, the amount of each Lender's LOC Commitment as specified in Schedule 2.01.

    "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

    "LOC Obligations" means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

    "Margin" shall mean, as to any Eurodollar Competitive Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the LIBO Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

    "Margin Stock" shall mean "margin stock" as defined in Regulation U of the Board.

    "Material Adverse Effect" shall mean a materially adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries taken as a whole.

    "Maturity Date" shall mean the fifth (5th) anniversary date of the Effective Date, or any anniversary of such date to which the Maturity Date shall have been extended pursuant to Section 2.10(d).

    "Moody's" shall mean Moody's Investors Service, Inc., or any successor.

    "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of
Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

    "NationsBank" means NationsBank, N.A., its successors and assigns.

    "Note" or "Notes" shall mean a Revolving Note, a Competitive Note or a Term Note of the Company executed and delivered under this Agreement.

    "Obligations" shall mean, collectively, the Revolving Obligations, the Competitive Loans and the Term Loan.

    "Participation Interest" shall mean the purchase by a Revolving Lender of a participation in LOC Obligations as provided in Section 2.02(b) and in Loans as provided in Section 9.04.

    "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

    "person" shall mean any natural person, corporation, division of a corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

    "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code that is maintained for current or former employees, or any beneficiary thereof, of the Company or any ERISA Affiliate.

    "Pro Forma Basis" shall mean, with respect to any transaction of merger or consolidation, that such transaction shall be deemed to have occurred as of the first day of the period of four fiscal quarters ending as of the most recent fiscal quarter end preceding the date of such transaction with respect to which the Administrative Agent and the Banks shall have received financial statements and an officer's certificate in accordance with the provisions of
Section 5.04.

    "Ratings" shall mean the ratings applicable to the senior, unsecured, non-credit-enhanced, long-term debt of the Company established by S&P and Moody's.

    "Regulation D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

    "Regulation G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

    "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

    "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

    "Reportable Event" shall mean any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the
Code).

    "Required Banks" shall mean a Bank or Banks having Commitments representing at least 66-2/3% of the Total Commitments or, for purposes of acceleration pursuant to the provisions of Article VII, Banks holding Obligations representing at least 66-2/3% of the aggregate principal amount of the Obligations outstanding, and in addition, so long as any Bank shall have aggregate Commitments in excess of 50% of the Total Commitments or, for purposes of acceleration, in excess of 50% of the total Obligations outstanding, the consent of at least four (4) Banks.

    "Restatement Date" shall mean the date of this Amended and Restated Credit Agreement.

    "Revolving Commitment" shall mean, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans in an aggregate principal amount up to the amount shown on Schedule 2.1 hereto as its Revolving Commitment, as such amount may be reduced from time to time in accordance with the provisions hereof. The Revolving Commitment shall be deemed permanently terminated on the Maturity Date.

    "Revolving Lenders" shall mean the Banks holding Revolving Commitments, as identified on Schedule 2.1 hereto, and their successors and assigns.

    "Revolving Loans" shall mean the revolving loans made by the Banks to the Company pursuant to Section 2.01(a). Each Revolving Loan shall be a Eurodollar Committed Loan or an ABR Loan.

    "Revolving Obligations" shall mean, collectively, the Revolving Loans and the LOC Obligations.

    "Revolving Note" shall mean a promissory note of the Company in the form of Exhibit B-2 executed and delivered as provided in Section 2.7.

    "S&P" shall mean Standard & Poor's Ratings Services, a Division of The McGraw Hill Corporation, Inc., or any successor.

    "Sale and Lease-Back Transaction" shall mean, with respect to the Company or any Subsidiary, any arrangement, directly or indirectly, with any person whereby the Company or such Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

    "Securitization Transaction" shall mean any financing transaction or series of financing transactions that have been or may be entered into by a member of the Consolidated Group pursuant to which such member of the Consolidated Group may sell, convey or otherwise transfer to (i) a Subsidiary or affiliate, or (ii) any other person, or may grant a security interest in, any accounts, chattel paper, instruments or general intangibles, or interests therein secured by the merchandise or services financed thereby (whether such accounts, chattel paper, instruments or general intangibles are then existing or arising in the future) of such member of the Consolidated Group, and any assets related thereto, including without limitation, all security interests in merchandise or services financed thereby, the proceeds thereof, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets.

    "Subsidiary" or "subsidiary" shall mean a subsidiary of the Company.

    "Subsidiary Guaranty" shall mean the Guaranty Agreement dated as of the Closing Date given to the Administrative Agent for the benefit of the Banks in support of the Loans and obligations hereunder by the Subsidiaries of the Company identified therein, as amended and modified.

    "Term Borrowing" shall mean a borrowing consisting of simultaneous Term Loans from each of the Term Lenders.

    "Term Lenders" shall mean Banks holding Term Loan Commitments, as identified on Schedule 2.1 hereto, and their successors and assigns.

    "Term Loan" shall mean the term loan made by the Banks to the Company pursuant to Section 2.01(b). Each Term Loan shall be a Eurodollar Committed Loan or an ABR Loan.

    "Term Loan Commitment" shall mean, with respect to each Term Lender, the commitment of such Term Lender to make its portion of the Term Loan in the principal amount shown on Schedule 2.1 hereto as its Term Loan Commitment (and for purposes of making determinations of Required Banks hereunder after the Effective Date, the principal amount outstanding on the Term Loan).

    "Total Commitments" shall mean, collectively, the Total Revolving Commitments and the Total Term Loan Commitments.

    "Total Revolving Commitment" shall mean at any time the aggregate amount of the Revolving Lenders' Revolving Commitments, as in effect at such time.

    "Total Term Loan Commitments" shall mean at any time the aggregate amount of the Term Lenders' Term Loan Commitments, as in effect (or outstanding, as the case may be) from time to time.

    "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the LIBO Rate, the Alternate Base Rate and the Fixed Rate.

    "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

    Section 1.02. Terms Generally.

    The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Company notifies the Administrative Agent that the Company wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Company that the Required Banks wish to amend Article VI or any related definition for such purpose), then the Company's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Banks.

                                 ARTICLE II

                                 The Credits

    Section 2.01. Commitments.

    (a) Revolving Loans. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Revolving Lender, severally and not jointly, agrees to make Revolving Loans to the Company, at any time or from time to time on or after the Effective Date and until the Maturity Date or until the Revolving Commitment of such Revolving Lender shall have been terminated in accordance with the terms hereof, in an aggregate principal amount at any time outstanding not exceeding the amount of such Revolving Lender's Revolving Commitment, subject, however, to the conditions that (i) with regard to the Revolving Lenders collectively, the aggregate amount of Revolving Obligations plus Competitive Loans then outstanding shall not exceed the Total Revolving Commitment, and (ii) with regard to each Revolving Lender individually, such Revolving Lender's Revolving Loans plus its pro rata share of LOC Obligations then outstanding shall not exceed such Revolving Lender's Revolving Commitment. Each Revolving Lender's Revolving Commitment is set forth opposite its respective name in Schedule 2.01. Such Revolving Commitments may be terminated or reduced from time to time pursuant to Section 2.10. Within the foregoing limits, the Company may borrow, repay and reborrow hereunder on or after the Effective Date and prior to the Maturity Date, subject to the terms, provisions and limitations set forth herein. Upon the reasonable request of any Revolving Lender, the Administrative Agent shall notify such Revolving Lender of the aggregate principal amount of Competitive Loans, Revolving Loans and LOC Obligations outstanding at such time. Nothing contained in this Section 2.01 shall preclude the Company from borrowing on a committed or a competitive basis outside of this Agreement so long as any such borrowing is not otherwise prohibited hereunder.

    (b) Term Loan. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Term Lender severally and not jointly, agrees to make its portion of a term loan in the aggregate principal amount of THREE HUNDRED MILLION DOLLARS ($300,000,000) to the Company upon request on a Business Day from the Effective Date through October 3, 1997. Each Term Lender's Term Loan Commitment is set forth opposite its respective name in Schedule 2.01. Amounts repaid on the Term Loan may not be reborrowed.

    (c) Letters of Credit. Subject to the terms and conditions hereof and of the LOC Documents, if any, and such other terms and conditions which the Issuing Lender may reasonably require, the Issuing Lender shall issue, and the Revolving Lenders shall participate in, such Letters of Credit as the Company may request as provided herein, in a form acceptable to the Issuing Lender, for the purposes hereinafter set forth, on a Business Day from the Effective Date until the Maturity Date; provided that (i) the aggregate amount of LOC Obligations shall not exceed FIFTY MILLION DOLLARS ($50,000,000) at any time (the "LOC Committed Amount"), (ii) with regard to the Revolving Lenders collectively, the aggregate amount of Revolving Obligations plus Competitive Loans then outstanding shall not exceed the Total Revolving Commitment, and
(iii) with regard to each Revolving Lender individually, such Revolving Lender's Revolving Loans plus its pro rata share of LOC Obligations then outstanding shall not exceed such Revolving Lender's Revolving Commitment. Letters of Credit issued hereunder shall not have an original expiry date more than one year from the date of issuance or extension, nor an expiry date, whether as originally issued or by extension, extending beyond the Maturity Date. Each Letter of Credit shall comply with the related LOC Documents. The issuance date of each Letter of Credit shall be a Business Day.

    Section 2.02. Loans and Letters of Credit.

    (a) Loans.

        (i) (A) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Revolving Lenders ratably in accordance with their Revolving Commitments; provided, however, that the failure of any Revolving Lender to make any Revolving Loan shall not in itself relieve any other Revolving Lender of its obligation to lend hereunder (it being understood, however, that no Revolving Lender shall be responsible for the failure of any Revolving Lender to make any Revolving Loan required to be made by such other Revolving Lender). Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.03. The Revolving Loans comprising any Borrowing shall be in a minimum aggregate principal amount of $5,000,000 and in integral multiples thereof, in the case of Competitive Loans, or $10,000,000 and in integral multiples of $1,000,000, in the case of Revolving Loans (or, in either case, an aggregate principal amount equal to the remaining balance of the available Revolving Commitments).

            (B) The Term Loan shall be made as part of a Borrowing on request as provided in Section 2.01(b) consisting of the Term Loan made by the Term Lenders ratably in accordance with their Term Commitments; provided that the failure of any Term Lender to make its Term Loan shall not in itself relieve any other Term Lender of its obligation to lend hereunder (it being understood, however, that no Term Lender shall be responsible for the failure of any other Term Lender to make its portion of the Term Loan required to be made by such other Term Lender).

    (ii) Each Competitive Borrowing shall be comprised entirely of Eurodollar Competitive Loans or Fixed Rate Loans, and each Committed Borrowing and each Term Borrowing shall be comprised entirely of Eurodollar Committed Loans or ABR Loans, as the Company may request pursuant to Section 2.03 or 2.04, as applicable. Each Bank may at its option fulfill its Commitment with respect to any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Bank to make such Loan; provided that (i) any exercise of such option shall not affect the obligation of the Company to repay such Loan in accordance with the terms of this Agreement and the applicable Note and (ii) the Company shall not be liable for increased costs under Section 2.12, 2.13 or 2.17 to the extent that (A) such costs could be avoided by the use of a different branch or Affiliate to make Eurodollar Loans and (B) such use would not, in the judgment of such Bank, entail any expense for which such Bank shall not be indemnified hereunder or otherwise be disadvantageous to it. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Company shall not be entitled to request any Borrowing which, if made, would result in an aggregate of more than five separate Eurodollar Committed Loans of any Bank being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

    (iii) Subject to Section 2.05, each Bank shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent, not later than 12:00 noon, Charlotte, North Carolina time, and the Administrative Agent shall by 3:00 p.m., Charlotte, North Carolina time, credit the amounts so received to the general deposit account of the Company with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Banks. Competitive Loans shall be made by the Revolving Lenders whose Competitive Bids therefor are accepted pursuant to Section 2.03 in the amounts so accepted and Committed Loans shall be made by the Revolving Lenders pro rata in accordance with Section 2.15. Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's portion of such Borrowing, the Administrative Agent may assume that such Bank has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (c) and the Administrative Agent may, in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent that such Bank shall not have made such portion available to the Administrative Agent, such Bank and the Company severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is made available to the Company until the date such amount is repaid to the Administrative Agent at (i) in the case of the Company, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Bank, the Federal Funds Effective Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Bank's Loan as part of such Borrowing for purposes of this Agreement.

    (iv) Notwithstanding any other provision of this Agreement, the Company shall not be entitled to request (A) any Committed Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date with respect to any Bank or (B) any Term Borrowing if the Interest Period requested with respect thereto would extend beyond any principal amortization payment date unless the portion of the Term Loan comprised of ABR Loans together with the portion of the Term Loan comprised of Eurodollar Loans with Interest Periods expiring prior to the date of the principal amortization payment is due, is at least equal to the amount of such principal amortization payment due on such date.

    (b) Letters of Credit.

        (i) Except for those Letters of Credit described on Schedule 2.01(c) which shall be issued on the Restatement Date, the request for the issuance of a Letter of Credit shall be submitted by the Company to the Issuing Lender at least three (3) Business Days prior to the requested date of issuance (or such shorter period as may be agreed by the Issuing Lender). The Issuing Lender will provide to the Administrative Agent at least monthly, and more frequently upon request, a detailed summary report on its Letters of Credit and the activity thereon, in form and substance acceptable to the Administrative Agent. In addition, the Issuing Lender will provide to the Administrative Agent for dissemination to the Revolving Lenders at least quarterly, and more frequently upon request, a detailed summary report on its Letters of Credit and the activity thereon. The Issuing Lender will provide copies of the Letters of Credit to the Administrative Agent and the Revolving Lenders promptly upon request.

        (ii) Each Revolving Lender, with respect to the Existing Letters of Credit, hereby purchases a participation interest in such Existing Letters of Credit, and with respect to Letters of Credit issued on or after the Restatement Date, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the applicable Issuing Lender in such Letter of Credit and the obligations arising thereunder, in each case in an amount equal to its pro rata share of the obligations under such Letter of Credit (based on the respective LOC Commitments of the Revolving Lenders) and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its pro rata share of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Revolving Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such Revolving Lender shall pay to the Issuing Lender its pro rata share of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (iv) hereof.
The obligation of each Revolving Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Company to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

        (iii) In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Company. Unless the Company shall immediately notify the Issuing Lender that the Company intends to otherwise reimburse the Issuing Lender for such drawing, the Company shall be deemed to have requested that the Revolving Lenders make a Revolving Loan in the amount of the drawing as provided herein on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. The Company promises to reimburse the Issuing Lender on the day of drawing under any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds. If the Company shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Alternate Base Rate plus one percent (1%). The Company's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment the Company may claim or have against the Issuing Lender, the Administrative Agent, the Revolving Lenders, the beneficiary of the Letter of Credit drawn upon or any other person, including without limitation any defense based on any failure of the Company or any Subsidiary to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the other Revolving Lenders of the amount of any unreimbursed drawing and each Revolving Lender shall promptly pay to the Administrative Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Revolving Lender's pro rata share of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Revolving Lender from the Issuing Lender if such notice is received at or before 2:00 P.M. (Charlotte, North Carolina time) otherwise such payment shall be made at or before 12:00 Noon (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received. If such Revolving Lender does not pay such amount to the Issuing Lender in full upon such request, such Revolving Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Revolving Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two
(2) Business Days of the date that such Revolving Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Rate and thereafter at a rate equal to the Alternate Base Rate. Each Revolving Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Company hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Revolving Lender to the Issuing Lender, such Revolving Lender shall, automatically and without any further action on the part of the Issuing Lender or such Revolving Lender, acquire a funded interest in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Company with respect thereto.

        (iv) On any day on which the Company shall have requested, or been deemed to have requested, a Revolving Loan advance to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Revolving Lenders that a Revolving Loan has been requested or deemed requested by the Company to be made in connection with a drawing under a Letter of Credit, in which case a Revolving Loan advance comprised of ABR Loans (or Eurodollar Loans to the extent the Company has complied with the procedures of
Section 2.04 with respect thereto) shall be immediately made to the Company by all Revolving Lenders (notwithstanding any termination of the Revolving Commitment pursuant to Article VII) pro rata based on the respective LOC Commitments of the Lenders (determined before giving effect to any termination of the Revolving Commitments pursuant to Article VII) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each such Revolving Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in
Section 4.01 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (vi) any termination of the Revolving Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Company or any Subsidiary), then each such Revolving Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Company on or after such date and prior to such purchase) from the Issuing Lender such participation in the outstanding LOC Obligations as shall be necessary to cause each such Revolving Lender to share in such LOC Obligations ratably (based upon the respective LOC Commitments of the Revolving Lenders (determined before giving effect to any termination of the Commitments pursuant to Article VII)), provided that in the event such payment is not made on the day of drawing, such Revolving Lender shall pay in addition to the Issuing Lender interest on the amount of its unfunded

Participation Interest at a rate equal to, if paid within two (2) Business Days of the date of drawing, the Federal Funds Rate, and thereafter at the Alternate Base Rate.

        (v) Notwithstanding anything to the contrary set forth in this Agreement, including without limitation Section 2.01(c) hereof, a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Subsidiary, provided that notwithstanding such statement, the Company shall be the actual account party for all purposes of this Agreement for such Letter of Credit and such statement shall not affect the Company's reimbursement obligations hereunder with respect to such Letter of Credit.

        (vi) The renewal or extension of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

        (vii) The Issuing Lender may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

    Section 2.03. Competitive Bid Procedure.

    (a) The Company may request the Revolving Lenders to make Competitive Bids in respect of an aggregate amount of Competitive Borrowings at any time outstanding not in excess of (i) the Total Revolving Commitment in effect at such time less (ii) the aggregate Committed Borrowings outstanding at such time. In order to request Competitive Bids, the Company shall hand deliver or telecopy to the Administrative Agent a duly completed Competitive Bid Request in the form of Exhibit A-1 hereto, to be received by the Administrative Agent
(i) in the case of a Eurodollar Competitive Borrowing, not later than 10:00 a.m., Charlotte, North Carolina time, four Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., Charlotte, North Carolina time, one Business Day before a proposed Competitive Borrowing. No ABR Loan shall be requested in, or made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit A-1 may be rejected in the Administrative Agent's sole discretion, and the Administrative Agent shall promptly notify the Company of such rejection by telecopier. Such request shall in each case refer to this Agreement and specify (x) whether the Borrowing then being requested is to be a Eurodollar Borrowing or a Fixed Rate Borrowing, (y) the date of such Borrowing (which shall be a Business Day) and the aggregate principal amount thereof which shall be in a minimum principal amount of $5,000,000 and in integral multiples thereof, and (z) the Interest Period with respect thereto (which may not end after the Maturity Date (as such date may have been extended pursuant to Section 2.10)). Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Administrative Agent shall invite by telecopier (in the form set forth in Exhibit A-2 hereto) the Revolving Lenders to bid, on the terms and conditions of this Agreement, to make Competitive Loans pursuant to the Competitive Bid Request.

    (b) Each Revolving Lender may, in its sole discretion, make one or more Competitive Bids to the Company responsive to any Competitive Bid Request; provided, however, that no Revolving Lender may make a Competitive Bid in response to any Competitive Bid Request for which the Interest Period requested would end after the Maturity Date with respect to such Revolving Lender. Each Competitive Bid by a Revolving Lender must be received by the Administrative Agent via telecopier, in the form of Exhibit A-3 hereto, (i) in the case of a Eurodollar Competitive Borrowing, not later than 9:30 a.m., Charlotte, North Carolina time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., Charlotte, North Carolina time, on the day of a proposed Competitive Borrowing. Multiple bids will be accepted by the Administrative Agent. Competitive Bids that do not conform substantially to the format of Exhibit A-3 may be rejected by the Administrative Agent after conferring with, and upon the instruction of, the Company, and the Administrative Agent shall notify the Revolving Lender making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (x) the principal amount (which shall be in a minimum principal amount of $5,000,000 and in integral multiples thereof and which may equal the entire principal amount of the Competitive Borrowing requested by the Company) of the Competitive Loan or Loans that the Revolving Lender is willing to make to the Company, (y) the Competitive Bid Rate or Rates at which the Revolving Lender is prepared to make the Competitive Loan or Loans and (z) the Interest Period and the last day thereof. If any Revolving Lender shall elect not to make a Competitive Bid, such Revolving Lender shall so notify the Administrative Agent via telecopier (I) in the case of Eurodollar Competitive Loans, not later than 9:30 a.m., Charlotte, North Carolina time, three Business Days before a proposed Competitive Borrowing, and (II) in the case of Fixed Rate Loans, not later than 9:30 a.m., Charlotte, North Carolina time, on the day of a proposed Competitive Borrowing; provided, however, that failure by any Revolving Lender to give such notice shall not cause such Revolving Lender to be obligated to make any Competitive Loan as part of such Competitive Borrowing. A Competitive Bid submitted by a Revolving Lender pursuant to this paragraph (b) shall be irrevocable.

    (c) The Administrative Agent shall promptly notify the Company by telecopier of all the Competitive Bids made, the Competitive Bid Rate, the Interest Period and the principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Revolving Lender that made each bid. The Administrative Agent shall send a copy of all Competitive Bids to the Company for its records as soon as practicable after completion of the bidding process set forth in this Section 2.03.

    (d) The Company may in its sole and absolute discretion, subject only to the provisions of this paragraph (d), accept or reject any Competitive Bid referred to in paragraph (c) above. The Company shall notify the Administrative Agent by telephone, confirmed by telecopier in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject any of or all the bids referred to in paragraph
(c) above, (x) in the case of a Eurodollar Competitive Borrowing, not later than 10:30 a.m., Charlotte, North Carolina time, three Business Days before a proposed Competitive Borrowing, and (y) in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., Charlotte, North Carolina time, on the day of a proposed Competitive Borrowing; provided, however, that (i) the failure by the Company to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (c) above, (ii) the Company shall not accept a bid made at a particular Competitive Bid Rate if the Company has decided to reject a bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Company shall not exceed the principal amount specified in the Competitive Bid Request, (iv) if the Company shall accept a bid or bids made at a particular Competitive Bid Rate but the amount of such bid or bids shall cause the total amount of bids to be accepted by the Company to exceed the amount specified in the Competitive Bid Request, then the Company shall accept a portion of such bid or bids in an amount equal to the amount specified in the Competitive Bid Request less the amount of all other Competitive Bids accepted with respect to such Competitive Bid Request, which acceptance, in the case of multiple bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such bid at such Competitive Bid Rate, and (v) except pursuant to clause (iv) above, no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple thereof; provided further, however, that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $500,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $500,000 in a manner which shall be in the discretion of the Company. A notice given by the Company pursuant to this paragraph (d) shall be irrevocable.

    (e) The Administrative Agent shall promptly notify each bidding Revolving Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telecopy sent by the Administrative Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted.

    (f) A Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request.

    (g) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Revolving Lender, it shall submit such bid directly to the Company one half of an hour earlier than the latest time at which the other Banks are required to submit their bids to the Administrative Agent pursuant to paragraph (b) above.

    (h) All notices required by this Section 2.03 shall be given in accordance with Section 9.01.

    Section 2.04. Committed Borrowing Procedure.

    In order to request a Committed Borrowing, the Company shall hand deliver or telecopy (or notify by telephone and promptly confirm by hand delivery or telecopy) to the Administrative Agent the information requested by the form of Committed Borrowing Request attached as Exhibit A-5 hereto (a) in the case of a Eurodollar Committed Borrowing, not later than 10:30 a.m., Charlotte, North Carolina time, three Business Days before a proposed Borrowing and (b) in the case of an ABR Borrowing, not later than 10:30 a.m., Charlotte, North Carolina time, on the day of a proposed Borrowing. No Fixed Rate Loan shall be requested or made pursuant to a Committed Borrowing Request. Such notice shall be irrevocable and shall in each case specify (i) whether the Borrowing then being requested is to be a Eurodollar Committed Borrowing or an ABR Borrowing; (ii) the date of such Committed Borrowing (which shall be a Business Day) and the amount thereof; and (iii) if such Borrowing is to be a Eurodollar Committed Borrowing, the Interest Period with respect thereto. If no election as to the Type of Committed Borrowing is specified in any such notice, then the requested Committed Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Committed Borrowing is specified in any such notice, then the Company shall be deemed to have selected an Interest Period of one month's duration. If the Company shall not have given notice in accordance with this Section 2.04 of its election to refinance a Committed Borrowing prior to the end of the Interest Period in effect for such Borrowing, then the Company shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing. The Administrative Agent shall promptly advise the Banks of any notice given pursuant to this Section 2.04 and of each Bank's portion of the requested Borrowing.

    Section 2.05. Refinancings.

    The Company may refinance all or any part of any Borrowing with a Borrowing of the same or a different Type made pursuant to Section 2.03 or
Section 2.04, subject to the conditions and limitations set forth herein and elsewhere in this Agreement, including refinancings of Competitive Borrowings with Committed Borrowings and Committed Borrowings with Competitive Borrowings. Any Borrowing or part thereof so refinanced shall be deemed to be repaid in accordance with Section 2.07 with the proceeds of a new Borrowing hereunder and the proceeds of the new Borrowing, to the extent they do not exceed the principal amount of the Borrowing being refinanced, shall not be paid by the Banks to the Administrative Agent or by the Administrative Agent to the Company pursuant to Section 2.02(c); provided, however, that (i) if the principal amount extended by a Bank in a refinancing is greater than the principal amount extended by such Bank in the Borrowing being refinanced, then such Bank shall pay such difference to the Administrative Agent for distribution to the Banks described in (ii) below, (ii) if the principal amount extended by a Bank in the Borrowing being refinanced is greater than the principal amount being extended by such Bank in the refinancing, the Administrative Agent shall return the difference to such Bank out of amounts received pursuant to (i) above, and (iii) to the extent any Bank fails to pay the Administrative Agent amounts due from it pursuant to (i) above, any Loan or portion thereof being refinanced with such amounts shall not be deemed repaid in accordance with Section 2.07 and shall be payable by the Company.

    Section 2.06. Fees.

    (a) The Company agrees to pay to each Revolving Lender, through the Administrative Agent, on each March 31, June 30, September 30 and December 31 and on the date on which the Revolving Commitment of such Revolving Lender shall be reduced or terminated as provided herein, a commitment fee (a

"Facility Fee") at a rate per annum equal to the Applicable Facility Fee Percentage from time to time in effect on the average daily amount of the Revolving Commitment of such Bank during the preceding quarter (or shorter period commencing with the Closing Date or ending with the Maturity Date or any date on which the Commitment of such Bank shall be terminated). All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Facility Fee due to each Revolving Lender shall commence to accrue on the Closing Date, and shall cease to accrue on the earlier of the Maturity Date and the termination of the Commitment of such Revolving Lender as provided herein.

    (b) The Company agrees to pay the Administrative Agent, for its own account, (i) administrative fees at the times and in the amounts agreed upon in the letter agreement dated August 22, 1997, between the Company and the Administrative Agent and (ii) such Competitive Bid auction fees as shall be agreed upon by the Company and the Administrative Agent from time to time (collectively, the "Administrative Fees").

    (c) (i) In consideration of the LOC Commitment hereunder, the Company agrees to pay to the Administrative Agent for the ratable benefit of the Revolving Lenders a fee (the "Letter of Credit Fee") equal to the Applicable Margin for Revolving Loans which are Eurodollar Loans per annum on the average daily maximum amount available to be drawn under Letters of Credit from the date of issuance to the date of expiration. The Letter of the Credit Fee shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the immediately preceding quarter (or portion thereof) beginning with the first such date to occur after the Restatement Date.

        (ii) In addition to the Letter of Credit Fee, the Company shall pay to the Issuing Lender for its own account without sharing by the other Lenders
(A) a fronting and negotiation fee of one-eighth of one percent (1/8%) per annum on the average daily maximum amount available to be drawn under Letters of Credit from the date of issuance to the date of expiration, or such other amount as may be mutually agreed upon by the Company and the Issuing Lender, and (B) customary charges of the Issuing Lender with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Lender's Fees").

    (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the appropriate Banks. Once paid, none of the Fees paid by the Company shall be refundable under any circumstances, except in the case of manifest error.

    Section 2.07. Notes; Repayment of Loans.

    The Competitive Loans made by each Revolving Lender shall be evidenced by a single Competitive Note duly executed on behalf of the Company, dated the Restatement Date, in substantially the form attached hereto as Exhibit B-1 with the blanks appropriately filled, payable to such Revolving Lender in a principal amount equal to the Total Revolving Commitment. The Revolving Loans made by each Revolving Lender shall be evidenced by a single Revolving Note duly executed on behalf of the Company, dated the Restatement Date, in substantially the form attached hereto as Exhibit B-2 with the blanks appropriately filled, payable to such Bank in a principal amount equal to the Revolving Commitment of such Revolving Lender. The Term Loan made by each Term Lender shall be evidenced by a single Term Note duly executed on behalf of the Company, dated the Restatement Date, in substantially the form attached hereto as Exhibit B-3 with the blanks appropriately filled, payable to such Term Lender in the principal amount equal to the Term Commitment of such Term Lender. Each Competitive Note, each Revolving Note and each Term Note shall bear interest from the date thereof on the outstanding principal balance thereof as set forth in Section 2.08. Each Bank shall, and is hereby authorized by the Company to, endorse on the schedule attached to the relevant Note held by such Bank (or on a continuation of such schedule attached to each such Note and made a part thereof), or otherwise to record in such Bank's internal records, an appropriate notation evidencing the date and amount of each Competitive Loan, Revolving Loan or Term Loan, as applicable, of such Bank, each payment or prepayment of principal of any Competitive Loan, Revolving Loan or Term Loan, as applicable, and the other information provided for on such schedule; provided, however, that the failure of any Bank to make such a notation or any error therein shall not in any manner affect the obligation of the Company to repay the Competitive Loans, Revolving Loan or Term Loans, as applicable, made by such Bank in accordance with the terms of the relevant Note. The outstanding principal balance of each Competitive Loan and Committed Loan, as evidenced by the relevant Note, shall be payable on the last day of the Interest Period applicable to such Loan and on the Maturity Date. The outstanding principal balance of Term Loan, as evidenced by the relevant Term Note, shall be due on the last day of the Interest Period applicable to such Loan (subject to refinancing as provided herein) and in twenty (20) consecutive quarterly installments as follows:

 January 2, 1998                      $10,000,000
 February 28, 1998                    $10,000,000
 May 28, 1998                         $10,000,000
 August 28, 1998                      $10,000,000
 January 2, 1999                      $ 5,000,000
 February 28, 1999                    $ 5,000,000
 May 28, 1999                         $ 5,000,000
 August 28, 1999                      $ 5,000,000
 January 2, 2000                      $15,000,000
 February 28, 2000                    $15,000,000
 May 28, 2000                         $15,000,000
 August 28, 2000                      $15,000,000
 January 2, 2001                      $20,000,000
 February 28, 2001                    $20,000,000
 May 28, 2001                         $20,000,000
 August 28, 2001                      $20,000,000
 January 2, 2002                      $25,000,000
 February 28, 2002                    $25,000,000
 May 28, 2002                         $25,000,000
 August 28, 2002                      $25,000,000
                                     ------------
                                     $300,000,000

    Section 2.08. Interest on Loans.

    (a) Subject to the provisions of Section 2.09, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

    (b) Subject to the provisions of Section 2.09, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to
(i) in the case of each Eurodollar Committed Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin, and
(ii) in the case of each Eurodollar Competitive Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus the Margin offered by the Revolving Lender making such Loan and accepted by the Company pursuant to
Section 2.03.

    (c) Subject to the provisions of Section 2.09, each Fixed Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Revolving Lender making such Loan and accepted by the Company pursuant to Section 2.03.

    (d) Interest on each Loan shall be payable on each Interest Payment Date applicable to such Loan. The LIBO Rate or the Alternate Base Rate for each Interest Period or day within an Interest Period shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

    Section 2.09. Additional Interest; Alternate Rate of Interest.

    (a) If the Company shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, the Company shall on demand from time to time pay interest on any overdue payment of principal and other amounts (other than interest) and, to the extent permitted by law, on overdue payments of interest up to the date of actual payment (after as well as before judgment):

        (i) in the case of principal of or interest on an ABR Loan or a Eurodollar Loan, at a rate determined by the Administrative Agent (such determination to be conclusive and binding on the Company) to be 1% per annum above the rate which would otherwise be payable on such Loans in accordance with the provisions herein; and

        (ii) in the case of any other amount payable hereunder (other than principal of or interest on any Loan referred to in clause (i) above), at a rate 1% per annum above the Alternate Base Rate.

    (b) In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, the

Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Company) that dollar deposits in the principal amount of such Eurodollar Loan are not generally available in the London Interbank Market, or that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to the Banks of making or maintaining the principal amount of such Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written, telegraphic or telephonic notice of such determination to the Company and the Banks, and any request by the Company for a Eurodollar Loan or for conversion to or maintenance of a Eurodollar Loan pursuant to the terms of this Agreement shall be deemed a request for an ABR Borrowing. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request for a Eurodollar Loan shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

    Section 2.10. Termination, Reduction and Extension of Commitments.

    (a) The Revolving Commitments shall be automatically terminated on the Maturity Date.

    (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Company may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Revolving Commitment; provided, however, that (i) each partial reduction of the Total Revolving Commitment shall be in a minimum principal amount of $10,000,000 and in integral multiples thereof and (ii) no such termination or reduction shall be made which would reduce the Total Revolving Commitment to an amount less than the aggregate outstanding principal amount of the Competitive Loans.

    (c) In addition to voluntary reductions under subsection (b), the Total Revolving Commitments shall be permanently reduced by an amount up to $250 million from one hundred percent (100%) of the net cash proceeds received from any Debt Transaction, Equity Transaction or Securitization Transaction

    (d) Each reduction in the Total Revolving Commitment hereunder shall be made ratably among the Revolving Lenders in accordance with their respective Revolving Commitments. The Company shall pay to the Administrative Agent for the account of the Revolving Lenders, on the date of each termination or reduction, the Facility Fees on the amount of the Revolving Commitments so terminated or reduced accrued to the date of such termination or reduction.

    (e) Not later than the date 60 days prior to the first or any subsequent anniversary of the date hereof, the Company may deliver to the Administrative Agent (which shall promptly transmit to each Revolving Lender) a notice requesting that the Revolving Commitments be extended to the first anniversary of the Maturity Date. Within 30 days after its receipt of any such notice, each Revolving Lender shall notify the Administrative Agent of its willingness or unwillingness so to extend its Commitment. Any Revolving Lender that shall fail so to notify the Administrative Agent within such period shall be deemed to have declined to extend its Revolving Commitment. If Revolving Lenders holding a majority in amount of the Revolving Commitments agree to extend their Revolving Commitments, the Administrative Agent shall so notify the Company and each Revolving Lender that shall have consented to such request, whereupon (i) the respective Revolving Commitments of such consenting Revolving Lenders and each other Revolving Lender that shall consent to the extension of its Revolving Commitment prior to the expiration of its respective 30-day period shall without further act be extended to the first anniversary of the Maturity Date at the time in effect, (ii) the term "Maturity Date" shall thenceforth mean, as to the Revolving Loans of such consenting Revolving Lenders, such first anniversary and (iii) the Revolving Commitments of the non-extending Revolving Lenders shall terminate on the Maturity Date in effect prior to such extension and the Revolving Loans and other amounts owed to such Revolving Lenders shall become due and payable on such date. If Revolving Lenders holding a majority in amount of the Revolving Commitments shall not have agreed to extend their Revolving Commitments, then none of the Revolving Commitments shall be extended and the Maturity Date shall remain unchanged. In the event that any Revolving Lender shall have declined or been deemed to have declined to extend its Revolving Commitment and the Revolving Commitments of other Revolving Lender shall have been extended, the Company shall have the right, but not the obligation, at its own expense, upon notice to such Revolving Lender and the Administrative Agent, to replace such Revolving Lender prior to the termination of such Revolving Lender's Revolving Commitment (in accordance with and subject to the restrictions contained in Section 9.04) at the end of the applicable Interest Period with an assignee willing to agree that its Revolving Commitment will terminate on the extended Maturity Date, and such Revolving Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.04) all its interests, rights and obligations under this Agreement to such assignee; provided, however, that (i) no such assignment shall conflict with any law or any rule, regulation or order of any Governmental Authority and (ii) the Company or such assignee, as the case may be, shall pay to the affected Revolving Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Revolving Lender hereunder and all other amounts accrued for such Revolving Lender's account or owed to it hereunder.

    Section 2.11. Prepayment of Loans.

    (a) The Company shall have the right at any time and from time to time to prepay the Term Loan and any Committed Borrowing, in whole or in part, without premium or penalty (but in any event subject to Section 2.14), upon prior written, telecopy or telephonic notice to the Administrative Agent given no later than 10:30 a.m., Charlotte, North Carolina time, one Business Day before any proposed prepayment; provided, however, that each such partial prepayment shall be in a minimum principal amount of $10,000,000 and in integral multiples of $1,000,000. The Company shall not have the right to prepay any Competitive Borrowing. Amounts prepaid on the Term Loan shall be applied to scheduled principal installments in inverse order of maturity.

    (b) On the date of any termination or reduction of the Revolving Commitments pursuant to Section 2.10, the Company shall pay or prepay so much of the Committed Borrowings as shall be necessary in order that the aggregate principal amount of the Competitive Loans and Revolving Loans outstanding will not exceed the Total Revolving Commitment after giving effect to such termination or reduction.

    (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing to be prepaid, shall be irrevocable and shall commit the Company to prepay such Borrowing (or portion thereof) by the amount stated therein. All prepayments on Eurodollar Loans under this Section shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

    Section 2.12. Reserve Requirements; Change in Circumstances.

    (a) Notwithstanding any other provision herein, if after the date hereof any change in applicable law or regulations or in the interpretation or administration thereof (including, without limitation, any request, guideline or policy not having the force of law) by any Governmental Authority charged with the administration or interpretation thereof shall occur which shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including a tax) against any assets held by, deposits with or for the account of or credit extended by such Bank (including any reserve requirement that may be applicable to "eurocurrency liabilities" under and as defined in Regulation D) or shall impose upon such Bank or the London interbank market any other condition with respect to this Agreement or the Eurodollar Loans or Fixed Rate Loans made by such Bank and the result of any of the foregoing shall be to increase the cost to such Bank of making or maintaining any Eurodollar Loan or Fixed Rate Loan hereunder or to reduce the amount of any payment (whether of principal, interest or otherwise) by an amount deemed by such Bank to be material, then and in each such case the Company shall pay to such Bank, as provided in paragraph (c) below, such amounts as shall be necessary to compensate such Bank for such cost, reduction or payment; provided, however, that the Company may, at its option and upon written notice to the Administrative Agent and the Banks, either (i) elect to convert such Loan of such Bank into an ABR Loan upon the payment by the Company of the increased costs described above incurred prior to such conversion and any amount owing in respect of Section 2.14 hereof, it being understood that (A) for purposes of Section 2.11, such ABR Loan shall be subject to prepayment only at such times and on such conditions as the Loan from which it was converted and (B) upon such increased costs being eliminated, or reduced by an amount deemed sufficient by the Company, such ABR Loan will be converted into a Loan of the same Type as the Loan previously converted into such ABR Loan having an Interest Period expiring on the same date as the Loan previously converted into such ABR Loan or (ii) with the prior consent of the Required Banks, elect to convert all (but not less than all) Loans of all Banks of the same Type and Interest Period as the Loan subject to such change into Loans of a different Type upon the payment of all amounts that are due under this Section 2.12(a) and Section 2.14. Notwithstanding the foregoing, no Bank shall be entitled to request compensation under this paragraph with respect to any Competitive Loan if it shall have been aware of the change giving rise to such request at the time of submission of the Competitive Bid pursuant to which such Competitive Loan shall have been made.

    (b) If any Bank shall have determined that the adoption after the date hereof of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change in any law, rule, regulation, agreement or guideline regarding capital adequacy or in the interpretation or administration of any law, rule, regulation, agreement or guideline regarding capital adequacy by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Bank (or any lending office of such Bank) or any Bank's holding company with any request or directive regarding capital adequacy issued under any law, rule, regulation or guideline (whether or not having the force of law) of any such authority, central bank or comparable agency issued after the date hereof, has or would have the effect of reducing the rate of return on such Bank's capital or on the capital of such Bank's holding company, if any, as a consequence of this Agreement or the Loans made by such Bank pursuant hereto to a level below that which such Bank or such Bank's holding company could have achieved but for such applicability, adoption, change or compliance by an amount deemed by such Bank to be material, then from time to time the Company shall pay to such Bank following receipt of a certificate of such Bank to such effect in accordance with paragraph (c) below such additional amount or amounts as will compensate such Bank or such Bank's holding company on an after-tax basis for any such reduction suffered.

    (c) Each Bank shall promptly deliver to the Company from time to time one or more certificates setting forth the amounts due to such Bank under paragraphs (a) and (b) above, the changes as a result of which such amounts are due and the manner of computing such amounts. Each such certificate shall be conclusive in the absence of manifest error. The Company shall pay to each Bank the amounts shown as due on any such certificate within 10 days after its receipt of the same. No failure on the part of any Bank to demand compensation under paragraph (a) or (b) above on any one occasion shall constitute a waiver of its right to demand such compensation with respect to such period or any other period, except that no Bank shall be entitled to compensation under this Section 2.12 for any costs incurred or reduction suffered with respect to any date unless such Bank shall have notified the Company that it will demand compensation for such costs or reductions not more than 90 days after the later of (i) such date and (ii) the date on which such Bank shall have become aware of such costs or reductions. The protection of this Section 2.12 shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of any law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed and shall give rise to any demand by such Bank for compensation hereunder.

    (d) Promptly after actual notice to any Bank that a change referred to in paragraph (a) or (b) above has occurred, such Bank will give notice of such occurrence to the Company and the Administrative Agent and, unless all the Eurodollar Loans giving rise to any such increased costs shall have been converted to Loans of another type, such Bank will, for a period of 30 days after the giving of such notice, use reasonable efforts to specify a new Eurodollar lending office with respect to its Commitment and the Eurodollar Loans held by it with a view to mitigating the consequences of such occurrence to the greatest extent practicable unless in the opinion of such Bank such specification might at such time or in the future have an adverse effect upon it.

    Section 2.13. Change in Legality.

    (a) Notwithstanding anything to the contrary contained in Section 2.18 or elsewhere in this Agreement, if any change after the date hereof in law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for a Bank to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Company and the Administrative Agent, such Bank may:

        (i) declare that Eurodollar Loans will not thereafter be made by such Bank hereunder, whereupon such Bank shall not submit a Competitive Bid in response to a request for Eurodollar Competitive Loans and any request by the Company for a Eurodollar Committed Borrowing shall, as to such Bank only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and

        (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, whereupon all of such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

    (b) For purposes of this Section 2.13, a notice to the Company by any Bank pursuant to paragraph (a) above shall be effective with respect to outstanding Eurodollar Loans, if lawful, on the last day of the then current Interest Period; in all other cases, such notice shall be effective on the date of receipt by the Company.

    Section 2.14. Indemnity.

    The Company shall reimburse each Bank on demand for any loss incurred or to be incurred by it in the reemployment of the funds released by any prepayment or conversion of any Eurodollar Loan or Fixed Rate Loan required or permitted by any other provision of this Agreement if such Loan is prepaid or converted other than on the last day of any Interest Period for such Loan. Such loss shall be the difference as reasonably determined by such Bank between the amount that would have been realized by such Bank for the remainder of such Interest Period for such Loan based on the interest rate applicable thereto hereunder during such Interest Period and any lesser amount that would be realized by such Bank in reemploying the funds received in prepayment by making a Loan of the same type in the principal amount prepaid during the period from the date of prepayment to the end of the Interest Period of the Loan being prepaid. Without duplication of the foregoing indemnity payments, the Company will indemnify each Bank against any actual loss or expense which such Bank may sustain or incur as a consequence of (a) any failure by the Company to borrow or to refinance any Loan hereunder after irrevocable notice of such borrowing or refinancing, (b) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise), or (c) the occurrence of any Event of Default, including but not limited to any loss or expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof. Each Bank shall provide to the Company a statement, signed by an officer of such Bank and explaining the amount and calculation of any such actual loss or expense, which statement shall, in the absence of manifest error, be conclusive with respect to the parties hereto.

    Section 2.15. Pro Rata Treatment, etc.

    Except as required under Section 2.10(e) or 2.13, (i) each Committed Borrowing, each payment or prepayment of principal of any Committed Borrowing, each payment of interest on the Revolving Loans, each payment of the Facility Fees and the Letter of Credit Fees, each reduction of the Revolving Commitments and each refinancing of any Borrowing with a Committed Borrowing of any Type, shall be made pro rata among the Revolving Lenders in accordance with their respective Revolving Commitments (or, if such Revolving Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Revolving Loans) and (ii) each Term Borrowing, each payment or prepayment of principal on the Term Loan and each refinancing of a Term Borrowing shall be made pro rata among the Term Lenders in accordance with their respective Term Loan Commitments (and, after the making of the Term Loan, in accordance with the principal amount of their outstanding Term Loan). Each payment of principal of any Competitive Borrowing shall be allocated pro rata among the Revolving Lenders participating in such Borrowing in accordance with the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing.
Each payment of interest on any Competitive Borrowing shall be allocated pro rata among the Revolving Lenders participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Competitive Loans comprising such Borrowing. For purposes of determining the available Revolving Commitments of the Revolving Lenders at any time (but not for purposes of Section 2.06(a)), each outstanding Competitive Borrowing shall be deemed to have utilized the Revolving Commitments of the Banks (including those Revolving Lenders which shall not have made Revolving Loans as part of such Competitive Borrowing) pro rata in accordance with such respective Revolving Commitments. Each Bank agrees that in computing such Bank's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Bank's percentage of such Borrowing to the next higher or lower whole dollar amount.

    Section 2.16. Payments.

    (a) The Company shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder not later than 12:00 (noon), Charlotte, North Carolina time, on the date when due in dollars to the Administrative Agent at its offices at 101 North Tryon Street, Independence Center, 15th Floor, NC1-001-15-02, Charlotte, North Carolina 28255, Attn: Agency Services, in immediately available funds.

    (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

    Section 2.17. Taxes.

    (a) Any and all payments by the Company hereunder shall be made, in accordance with Section 2.16, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) taxes imposed on or measured by all or part of the gross or net income (but not including any such tax in the nature of a withholding tax) of the Administrative Agent or any Bank (or any transferee or assignee thereof, including a participation holder (any such entity a "Transferee")), in each case by the jurisdiction under the laws of which the Administrative Agent or such Bank (or Transferee) is organized or has its applicable lending office or any political subdivision of any thereof and (ii) taxes that would not have been imposed if the only connection between the Administrative Agent or any Bank (or Transferee), or any Affiliate thereof, and the jurisdiction imposing such taxes were activities of the Administrative Agent or such Bank (or Transferee) pursuant to or in respect of this Agreement (including entering into, lending money or extending credit pursuant to, receiving payments under or enforcing this Agreement) (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, "Taxes"). If the Company shall be required to deduct any Taxes from or in respect of any sum payable hereunder to any Bank (or any Transferee) or the Administrative Agent, (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) such Bank (or Transferee) or the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

    (b) In addition, the Company agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise similarly with respect to, this Agreement and the Notes ("Other Taxes").

    (c) The Company will indemnify each Bank (or Transferee) and the Administrative Agent for the full amount of Taxes and Other Taxes paid by such Bank (or Transferee) or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared by a Bank, or the Administrative Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Bank (or Transferee) or the Administrative Agent, as the case may be, makes written demand therefor. Each Bank (or Transferee) or the Administrative Agent shall make written demand for indemnification no later than 120 days after the earlier of (i) the date on which such Bank (or Transferee) or the Administrative Agent makes such payment of Taxes or Other

Taxes and (ii) the date on which such Governmental Authority makes written demand upon such Bank (or Transferee) or the Administrative Agent for payment of such Taxes or Other Taxes.

    (d) If a Bank (or Transferee) or the Administrative Agent shall become aware that it is entitled to claim a refund, credit or reduction in tax from a Governmental Authority in respect of Taxes or Other Taxes as to which it has been indemnified by the Company, or with respect to which the Company has paid additional amounts, pursuant to this Section 2.17, it shall promptly notify the Company of the availability of such refund claim, credit or reduction in tax and shall, within 30 days after receipt of a request by the Company, make a claim to such Governmental Authority for such refund, credit or reduction in tax at the Company's expense. If a Bank (or Transferee) or the Administrative Agent receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) or realizes a credit or reduction in tax in respect of any Taxes or Other Taxes as to which it has been indemnified by the Company or with respect to which the Company has paid additional amounts pursuant to this Section 2.17, it shall within 30 days from the date of such receipt pay over the amount of such refund or benefit of such credit or reduction in tax to the Company (but only to the extent of indemnity payments made, or additional amounts paid, by the Company under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund, credit or reduction in tax), net of all reasonable out-of-pocket expenses of such Bank (or Transferee) or the Administrative Agent and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund, credit or reduction in tax); provided, however, that the Company, upon the request of such Bank (or Transferee) or the Administrative Agent, agrees to repay the amount paid over to the Company (plus penalties, interest or other charges) to such Bank (or Transferee) or the Administrative Agent in the event such Bank (or Transferee) or the Administrative Agent is required to repay such refund, credit or reduction in tax to such Governmental Authority.

    (e) As soon as practicable after the date of any payment of Taxes or Other Taxes by the Company to the relevant Governmental Authority, the Company will deliver to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

    (f) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.17 shall survive the payment in full of the principal of and interest on all Obligations made hereunder.

    (g) Each Bank (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Bank") shall deliver to each of the Company and the Administrative Agent (i) two copies of either United States Internal Revenue Service Form 1001 or Form 4224 (whichever is applicable, or (ii) in the case of a Non-U.S. Bank claiming exemption from U.S. Federal withholding tax under
Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto and a certificate representing that such Non-U.S. Bank is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Company and is not a controlled foreign corporation related to the Company (within the meaning of Section 864(d)(4) of the Code), in either case properly completed and duly executed by such Non-U.S. Bank claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Company under this Agreement. Such forms shall be delivered by each Non-U.S. Bank on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Bank changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Non-U.S. Bank shall deliver such forms promptly upon (or, if reasonably practicable, prior to) the obsolescence or invalidity of any form previously delivered by such Non-U.S. Bank. Notwithstanding any other provision of this
Section 2.17(g), a Non-U.S. Bank shall not be required to deliver any form pursuant to this Section 2.17(g) that such Non-U.S. Bank is not legally able to deliver. Each Bank (or Transferee) that is organized under the laws of the United States or any state thereof or the District of Columbia shall deliver to the Company an original copy of Internal Revenue Service Form W-9 (or applicable successor form) properly completed and duly executed by such Bank (or Transferee).

    (h) The Company shall not be required to indemnify any Non-U.S. Bank, or to pay any additional amounts to any Non-U.S. Bank, in respect of United States Federal withholding tax (or any withholding tax imposed by a state that applies only when such United States Federal withholding tax is imposed) pursuant to paragraph (a) or (c) above to the extent that: (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Bank became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Bank designated such New Lending Office with respect to a Loan; provided, however, that this clause
(i) shall not apply to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of the Company; and provided further, however, that this clause (i) shall not apply to the extent the indemnity payment or additional amounts any Transferee, or Bank (or Transferee) through a New Lending Office, would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or Bank (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation; or (ii) the obligation to make such indemnification or to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Bank to comply with the provisions of paragraph (g) above.

    (i) Any Bank (or Transferee) claiming any indemnity payment or additional amounts payable pursuant to this Section 2.17 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Company or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the good faith determination of such Bank (or Transferee), be otherwise disadvantageous to such Bank (or Transferee).

    (j) Nothing contained in this Section 2.17 shall require any Bank (or Transferee) or the Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

    Section 2.18. Certain Bank Obligations.

    In the event (a) any Bank delivers a certificate requesting compensation pursuant to Section 2.12, (b) any Bank delivers a notice described in Section
2.13 or (c) the Company is required to pay any additional amount to any Bank or any Governmental Authority on account of any Bank, pursuant to Section 2.17, the Company may require such Bank to transfer and assign, at the end of the applicable Interest Period, without recourse, all of its interests, rights and obligations under this Agreement to an assignee which shall assume such assigned obligations (which assignee may be another Bank, if such Bank accepts such assignment); provided, that

        (i) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction and

        (ii) the Company or such assignee shall have paid to the assigning Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Bank, plus all Facility Fees and other amounts accrued for the account of such Bank or owed to it hereunder (including any amounts under Section 2.12, 2.14 or 2.17); provided, further, that if prior to any such transfer and assignment the circumstances or event that resulted in such Bank's claim for compensation under Section 2.12 or notice under Section 2.13 or the amount paid pursuant to Section 2.17, as the case may be, cease to cause such Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.13, or cease to result in amounts being payable under Section 2.17, as the case may be, or if such Bank shall waive its right to claim further compensation under Section 2.12 or 2.17 in respect of such circumstances or event or shall withdraw its notice under Section 2.13 or in respect of such circumstances or event, as the case may be, then such Bank shall not thereafter be required to make any such transfer and assignment hereunder if it has not already done so.


                                 ARTICLE III

                       Representations and Warranties

    The Company represents and warrants to the Administrative Agent and the Banks that as of the Restatement Date and as of the date of each Borrowing, to the extent provided in Article IV:

    Section 3.01. Organization, Corporate Powers.

    (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia; each Subsidiary which is not a Foreign Subsidiary is duly organized, validly existing and in good standing, and each Foreign Subsidiary is duly organized and validly existing, in each case under the laws of the jurisdiction of its organization; (b) the Company and each of its Subsidiaries (i) has the corporate power and authority to own its property and to carry on its business as now conducted and as proposed to be conducted and (ii) is qualified to do business in every jurisdiction where such qualification is necessary except where the failure so to qualify would not have a materially adverse effect on the condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole; and (c) the Company has the corporate power to execute, deliver and perform this Agreement, to borrow hereunder and to execute and deliver the Notes.

    Section 3.02. Authorization.

    The execution, delivery and performance of this Agreement, the borrowings hereunder and the execution and delivery of the Notes (a) have been duly authorized by all requisite corporate action on the part of the Company and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, the articles of incorporation or By-laws of the Company or any Subsidiary, (B) any applicable order of any court or other agency of government or (c) any indenture, any agreement for borrowed money, any bond, note or other similar instrument or any other material agreement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective property is bound, (ii) be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement, bond, note, instrument or other material agreement or (iii) result in the creation or imposition of any Lien of any nature whatsoever upon any property or assets of the Company or any Subsidiary. This Agreement constitutes, and the Notes when delivered hereunder will constitute, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

    Section 3.03. Governmental Approval.

    No action, consent or approval of, or registration or filing with, or any other action by any Governmental Authority is required in connection with the execution, delivery and performance by the Company of this Agreement, the borrowings hereunder or the execution, delivery and performance of the Notes.

    Section 3.04. Financial Statements.

    The Financial Statements (subject, in the case of the interim statements included in the Financial Statements to year-end audit adjustments) fairly present the financial condition and results of operations of the Company and the Subsidiaries for the periods then ended. The balance sheets and the notes thereto included in the Financial Statements disclose all material liabilities, direct or contingent, of the Company and the

       Subsidiaries as of the dates thereof to the extent required to be reflected thereon in accordance with GAAP. The Financial Statements were prepared in accordance with GAAP.

    Section 3.05. No Material Adverse Change.

    There has been no material adverse change in the business, assets, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries taken as a whole since June 30, 1997 (except as disclosed in the Form 10Q for the second quarter of 1997).

    Section 3.06. Subsidiaries.

    Schedule 3.06 hereto sets forth a complete and accurate chart of all of the Subsidiaries other than Designated Subsidiaries as of the Restatement Date, showing as of the Restatement Date (as to each such Subsidiary) the jurisdiction of its incorporation. All of the outstanding shares of each class of stock of each of the Subsidiaries, other than qualifying or similar shares as may be required by law, are owned as of the Restatement Date (directly or indirectly) by the Company and none of such shares are covered by outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All the outstanding capital stock of each of the Subsidiaries (other than the Designated Subsidiaries) (x) has been validly issued, is fully paid and nonassessable and (y) to the extent owned by the Company or one or more of the Subsidiaries (other than the Designated Subsidiaries) (as shown in Schedule 3.06) is owned free and clear of all Liens.

    Section 3.07. Litigation.

    Except as set forth in Schedule 3.07 hereto or in the Company's Reports on Form 10-K, Form 10-Q, Form 8-K or any successor forms thereto, as filed with the Securities and Exchange Commission, there are not any actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of the Company, threatened (and reasonably likely to be commenced) against or affecting the Company or any of the Subsidiaries or any property or rights of the Company or any of the Subsidiaries as to which there is a reasonable likelihood of an adverse determination and which, if adversely determined, would individually or in the aggregate materially impair the right of the Company and the Subsidiaries taken as a whole to carry on business substantially as now being conducted or would result in a Material Adverse Effect.

    Section 3.08. Tax Returns.

    The Company and each of the Subsidiaries have filed or caused to be filed all Federal and state tax returns and all local tax returns which, to the knowledge of the Company, are required to be filed and have paid or caused to be paid all taxes as shown on such returns or on any assessment received by it or by any of them to the extent that such taxes have become due, except taxes the validity of which is being contested in good faith by appropriate proceedings and with respect to which the Company or such Subsidiary, as the case may be, shall have set aside on its books such reserves as are required by GAAP with respect to any such tax so contested.

    Section 3.09. Properties.

    The Company and its Subsidiaries have good and marketable title to, or valid leasehold interests in, all their respective properties and assets reflected on the Consolidated balance sheet dated June 30, 1997, included in the Financial Statements, except for such properties and assets as have been disposed of since June 30, 1997 (a) as no longer used or useful in the conduct of their respective businesses or (b) as have been disposed of in the ordinary course of business, and all such properties and assets are free and clear of all mortgages, pledges, liens, charges and other encumbrances of any nature whatsoever, except such as are not prohibited by the provisions of Section 6.01.

    Section 3.10. Employee Benefit Plans.

    Each of the Company and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code (insofar as it relates to the Plans, the Multiemployer Plans and related matters) and the regulations and published interpretations thereunder. No Reportable Event has occurred with respect to any Plan with vested unfunded liabilities in excess of $10,000,000 administered by the Company or any of the ERISA Affiliates or any administrator designated by the Company or any of its ERISA Affiliates. The present value of all unfunded vested liabilities under Plans administered by the Company, its ERISA Affiliates and administrators designated by the Company or any of its ERISA Affiliates does not exceed in the aggregate 5% of the Consolidated Net Worth. Neither the Company nor any ERISA Affiliate has incurred any Withdrawal Liability that has not been fully satisfied and that materially adversely affects the financial condition of the Company and its ERISA Affiliates taken as a whole. Neither the Company nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and neither the Company nor any ERISA Affiliate reasonably expects any Multiemployer Plan to be in reorganization or to be terminated, where such reorganization or termination has resulted or can reasonably be expected to result in an increase in the contributions required to be made to such Plan that would materially and adversely affect the financial condition of the Company and its ERISA Affiliates taken as a whole.

    Section 3.11. Investment Company Act; Public Utility Holding Company Act.

    Neither the Company nor any Subsidiary is an "investment company" as that term is defined in or is otherwise subject to regulation under, the Investment Company Act of 1940. Neither the Company nor any Subsidiary is a "holding company" as that term is defined in, or is otherwise subject to regulation under, the Public Utility Holding Company Act of 1935.

    Section 3.12. Federal Reserve Regulations.

    Neither the Company nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock (within the meaning of Regulation U), and no part of the proceeds of the Loans hereunder will be used directly or indirectly to purchase or carry Margin Stock or to extend credit to others for the purpose of directly or indirectly purchasing or carrying Margin Stock or for any purpose that would violate, or be inconsistent with, the provisions of Regulations G, U or X.

    Section 3.13. No Material Misstatements.

    To the best of the Company's knowledge, with respect to the Company, no information, report, financial statement, exhibit or schedule furnished by or on behalf of the Company to the Administrative Agent or any Bank in connection with the negotiation of this Agreement or any Note or included therein contains any misstatement of fact, or omitted or omits to state any fact necessary to make the statements therein not misleading, where such misstatement or omission would be material to the interests of the Banks with respect to the Company's performance of its obligations hereunder.

    Section 3.14. Compliance with Laws.

    Neither the Company nor any of the Subsidiaries, nor any of their respective properties or assets, is (a) in violation of, nor will the continued operation of their properties and assets as currently conducted violate, any law, rule, regulation or statute (including any zoning, building, environmental and safety law, ordinance, code or approval or any building permits) or (b) in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

    Section 3.15. Environmental and Safety Matters.

    Except as set forth in Schedule 3.15, the Company and each Subsidiary is in compliance in all material respects with all Federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or to environmental regulation or control or to employee health or safety, except where the failure to do so would not be reasonably likely, individually or in the aggregate, to result in a Material Adverse Effect. Except as set forth in Schedule 3.15, neither the Company nor any Subsidiary has received notice of any material failure so to comply, which non-compliance neither has been remedied nor is being contested in good faith by the Company nor is the subject of the Company's good faith efforts to achieve compliance. Except as set forth in Schedule 3.15, the Company's and the Subsidiaries' facilities do not manage any hazardous wastes, hazardous substances, hazardous materials, toxic substances, toxic pollutants or substances similarly denominated, as those terms or similar terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendment and Reauthorization Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act, as amended, the Clean Water Act, the Occupational Health and Safety Act or any other applicable law relating to environmental pollution or employee health and safety, in violation in any material respect of any law or any regulations promulgated pursuant thereto, except where the failure to do so would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Except as set forth in Schedule 3.15, the

    Company is aware of no events, conditions or circumstances involving environmental pollution or contamination or employee health or safety that would be reasonably likely to result in a Material Adverse Effect.

    Section 3.16. Use of Proceeds.

    The proceeds of Revolving Loans and the Term Loan will be used to purchase common stock of the Company, to refinance existing Indebtedness and to finance working capital and other corporate purposes.


                                 ARTICLE IV

                            Conditions of Lending

    The obligations of the Banks to make Loans hereunder are subject to the satisfaction of the following conditions:

    Section 4.01. Conditions to be Satisfied on Date of Each Borrowing.

    In the case of each Borrowing to be made hereunder, including each Borrowing in which Loans are refinanced with new Loans as contemplated by
    Section 2.05:

    (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 or 2.04, as the case may be.

    (b) The representations and warranties set forth in Article III (except, in the case of a refinancing that does not increase the aggregate principal amount of the Loans of any Bank outstanding, the representations set forth in Sections 3.05 and 3.07) shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date.

    (c) At the time of each such Borrowing, the Company shall be in compliance with all the terms and provisions set forth herein on its part to be observed or performed, and immediately after such Borrowing no Default or Event of Default shall have occurred and be continuing.

    (d) Each Bank that shall not have previously received an appropriate Note shall have received a duly executed Competitive Note, Revolving Note or Term Note, as applicable, payable to its order and otherwise complying with the provisions of Section 2.07.

Each Borrowing hereunder shall be deemed to constitute a representation and warranty by the Company on the date of such Borrowing as to the matters specified in paragraphs (b) and (c) of this Section.

    Section 4.02. Conditions to be Satisfied on the Restatement Date.

    The Administrative Agent shall have received on or before the Restatement
    Date:

    (a) executed copies of this Agreement, the Notes and the Subsidiary
    Guaranty;

    (b) opinions of counsel to the Company and the Guarantors relating to this Agreement, the Notes and the Subsidiary Guaranty from counsel and in such form reasonably acceptable to the Administrative Agent and the Banks (in substantially the form provided on the Closing Date);

    (c) certified copies of articles of incorporation, bylaws, resolutions, good standing certificates, or their equivalent, for the Company and the Guarantors (as delivered on the Closing Date updated to the Restatement Date by officer's certificate); and

    (d) payment of all fees due in connection with the effectiveness of this Agreement.


                                  ARTICLE V

                            Affirmative Covenants

    The Company covenants and agrees with the Administrative Agent and the Banks that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan, the Commitment Fee or any other expenses or amounts payable hereunder shall be unpaid, unless the Required Banks shall otherwise consent in writing, it will, and will cause each of the Subsidiaries to:

    Section 5.01. Corporate Existence; Businesses and Properties.

    Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, material rights, licenses, permits and franchises, comply with all laws and regulations applicable to it and conduct its business in substantially the same manner as heretofore conducted or as at the time permitted under applicable law; at all times maintain and preserve all property used or useful in the conduct of its business and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing contained in this Section 5.01
    (a) shall prevent the Company or any Subsidiary from ceasing or omitting to exercise any rights, licenses, permits or franchises (including, in the case of a Subsidiary only, the corporate existence thereof) which in the judgment of the Company can no longer be advantageously exercised or (b) shall prevent the Company or any Subsidiary from selling, abandoning or otherwise disposing of any property, the retention of which in the judgment of the Company is inadvisable to the business of the Company or any Subsidiary, or prevent any liquidation of any Subsidiary or any merger or consolidation or sale thereof.

    Section 5.02. Insurance.

   (a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; (b) maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses; (c) maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Company or any Subsidiary, as the case may be, in such amount as the Company or such Subsidiary, as the case may be, shall reasonably deem necessary; and (d) maintain such other insurance as may be required by law.

    Section 5.03. Obligations and Taxes.

    Pay all of its Indebtedness and obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that neither the Company nor any of the Subsidiaries shall be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Company or such Subsidiary, as the case may be, shall set aside on its books such reserves as are required by generally accepted accounting principles with respect to any such tax, assessment, charge, levy or claim so contested.

    Section 5.04. Financial Statements, Reports, etc.

    In the case of the Company, furnish directly to the Administrative Agent and to each of the Banks:

    (a) within 120 days after the end of each fiscal year of the Company (being December 31 in each calendar year), its Consolidated balance sheets, Consolidated statements of income and Consolidated statements of cash flows showing the Consolidated financial condition of the Company and the Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of the Subsidiaries during such year, all the foregoing consolidated financial statements to be audited by Coopers & Lybrand, independent public accountants, or other independent public accountants acceptable to the Required Banks and accompanied by an opinion of such accountant (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Company and the Subsidiaries on a consolidated basis in accordance with GAAP;

    (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, unaudited Consolidated balance sheets,

Consolidated statements of income and Consolidated statements of cash flows showing the financial condition and results of operations of the Company and the Subsidiaries on a consolidated basis as of the end of each such quarter and for the then elapsed portion of the fiscal year, certified by a Financial Officer of the Company as presenting fairly the financial position and results of operations of the Company and such Subsidiaries and as having been prepared in accordance with GAAP (except for such changes therein as are approved by the independent accountants for the Company), in each case subject to normal year-end audit adjustments;

    (c) concurrently with (a) and (b) above, a certificate of the firm or person referred to therein (which certificate furnished by the independent accountants referred to in paragraph (a) above may be limited to the best of its knowledge and to accounting matters and may disclaim responsibility for legal interpretations) (i) certifying that no Default or Event of Default has occurred, or, if such a Default or Event of Default has occurred, specifying the nature and extent thereof and, in the case of the certificate furnished by a Financial Officer of the Company, specifying any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Section 6.05 and 6.06;

    (d) promptly after the same become publicly available and to the extent not required to be furnished by any other provision of this Section 5.04, (i) copies of all proxy statements, financial statements and reports that the Company sends to its stockholders and (ii) copies of all regular, periodic and special reports, and all registration statements relating to transactions requiring a vote of stockholders of the Company or filed on Form S-1, S-2 or S-3 under the Securities Act of 1933, which the Company or any Subsidiary files with the Securities and Exchange Commission, or any Governmental Authority which may be substituted therefor, or with any national securities exchange, or distributed to its shareholders, as the case may be; and

    (e) promptly, from time to time, such other information regarding the operations, business affairs and condition (financial or otherwise) of the Company and the Subsidiaries as each Bank through the Administrative Agent may reasonably request; provided, however, that the Company shall not be obligated to disclose, or to permit any examination which will disclose, technical knowledge or confidential trade information, except where appropriate safeguards exist that prevent dissemination of such information in a manner detrimental to the Company's competitive position.

    Section 5.05. Litigation and Other Notices.

    Give the Administrative Agent and each Bank prompt written notice of the following:

    (a) any Default or Event of Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

    (b) the filing or commencement of (or any threat or notice of intention of any person to file or commence where such filing or commencement is reasonably likely) any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Company or any Affiliate thereof as to which there is a reasonable likelihood of an adverse determination and that, if adversely determined, could reasonably be anticipated to result in Material Adverse Effect; and

    (c) any development that has resulted in, or could reasonably be anticipated to result in, a Material Adverse Effect.

    Section 5.06. ERISA.

    (a) Comply in all material respects with the applicable provisions of ERISA and the Code (insofar as it relates to the Plans, the Multiemployer Plans or related matters) and (b) furnish to the Administrative Agent and each Bank, (i) as soon as possible after, and in any event within 30 days after any Executive Officer of the Company or any ERISA Affiliate knows or has reason to know that, any Reportable Event with respect to any Plan with vested unfunded liabilities in excess of $10,000,000 has occurred, a statement of a Financial Officer setting forth details as to such Reportable Event and the action that the Company proposes to take with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to PBGC, (ii) promptly after receipt thereof, a copy of any notice the Company or any Subsidiary may receive from PBGC relating to the intention of PBGC to terminate any Plan with vested unfunded liabilities in excess of $10,000,000 or to appoint a trustee to administer any such Plan, (iii) within 10 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code a notice of failure to make a required installment or other payment with respect to a Plan with vested unfunded liabilities in excess of $10,000,000, a statement of a Financial Officer setting forth details as to such failure and the action that the Company proposes to take with respect thereto, together with a copy of any such notice given to the PBGC, and (iv) promptly and in any event within 30 days after receipt thereof by the Company or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Company or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, both within the meaning of Title IV of ERISA.

    Section 5.07. Access to Premises and Records.

    Maintain financial records in accordance with GAAP, and permit representatives of the Administrative Agent and of each Bank that shall make a request therefor through the Agent to have access to such financial records and the premises of the Company and each Subsidiary at reasonable times and to make such extracts from such records as such representatives deem necessary, and permit any such representatives to discuss the affairs, finances and condition of the Company or any Subsidiary with the officers thereof and independent accountants therefor.

    Section 5.08. Subsidiary Guarantors.

    Where Domestic Subsidiaries of the Company which are not Guarantors hereunder ("Non-Guarantor Domestic Subsidiaries") shall at any time constitute more than (the "Threshold Requirement"):

    (a) in any instance for any such Non-Guarantor Domestic Subsidiary, five percent (5%) of consolidated assets for the Consolidated Group or five percent (5%) of consolidated revenues for the Consolidated Group, or

   (b) in the aggregate for all such Non-Guarantor Domestic Subsidiaries, ten percent (10%) of consolidated assets for the Consolidated Group or ten percent (10%) of consolidated revenues for the Consolidated Group, then the Company shall (i) promptly notify the Administrative Agent thereof, and promptly cause such Domestic Subsidiary or Domestic Subsidiaries to become a Guarantor by execution of a Joinder Agreement, such that immediately after joinder as a Guarantor, the remaining Non-Guarantor Domestic Subsidiaries shall not in any instance, or in the aggregate, exceed the Threshold Requirement, and (ii) deliver with the Joinder Agreement, supporting resolutions, incumbency certificates, corporate formation and organizational documentation and opinions of counsel as the Administrative Agent may reasonably request.

    Section 5.09. Use of Proceeds.

    Proceeds of the Loans will be used solely for the purposes provided in
Section 3.16.



                                 ARTICLE VI

                             Negative Covenants

    The Company covenants and agrees with the Administrative Agent and the Banks that, so long as this Agreement shall remain in effect or the principal of or interest on any Note, the Commitment Fee or any other expenses or amounts payable hereunder shall be unpaid, unless the Required Banks otherwise consent in writing, it will not, and it will not cause, permit or suffer any of the Subsidiaries, directly or indirectly, to:

    Section 6.01. Liens, etc.

    Create, incur, assume or suffer to exist any Lien upon or with respect to any of its assets or properties (including stock or other securities of any person, including any Subsidiary) now owned or hereafter acquired or assign or otherwise convey any right to receive income or revenues; provided that the foregoing restrictions shall not apply to mortgages, deeds of trust, pledges, liens, security interests or other charges or encumbrances:

    (a) for taxes, assessments or governmental charges or levies on property of the Company or any Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and with respect to which the Company or Subsidiary shall have set aside adequate reserves in accordance with GAAP with respect thereto;

    (b) imposed by law, such as carrier's, warehousemen's and mechanics' liens and other similar liens, which arise in the ordinary course of business with respect to obligations not yet due or being contested in good faith and by appropriate proceedings and with respect to which the Company or Subsidiary shall have set aside adequate reserves in accordance with GAAP with respect thereto;

    (c) arising out of pledges or deposits under workmen's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

    (d) other attachments, liens, charges, pledges, deposits, encumbrances, or other security interests incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

    (e) Liens on the assets or properties of a Subsidiary in favor of the Company or another Subsidiary to secure Indebtedness of such Subsidiary to the Company or such other Subsidiary;

    (f) any Lien on property or assets of the Company or any Subsidiary existing on the date hereof and set forth on Schedule 6.01 and any Lien that replaces such an existing Lien; provided, however, that the principal amount of the Indebtedness secured by the replacing Lien does not exceed the principal amount of Indebtedness secured by such existing Lien at the time of replacement of the existing Lien or cover property different from the property covered by the existing Lien;

    (g) Liens on property or assets of the Company or any Subsidiary granted in connection with Sale and Lease-Back Transactions, provided that the aggregate amount of Attributable Debt in connection with such Sale and Lease-Back Transactions shall not at any time be in excess of $80,000,000; and

    (h) Liens other than those referred to in subparagraphs (a) through (g) above, provided that the aggregate amount of all Indebtedness that is secured or evidenced by Liens other than those referred to in subparagraphs (a) through (e) and (g) above does not at any time exceed an amount equal to 10% of Consolidated Net Worth.

    Section 6.02. Indebtedness of Subsidiaries.

    Permit any of the Subsidiaries to create, incur or assume any Indebtedness other than (a) the Subsidiary Guaranty, (b) Indebtedness for borrowed money existing on the date hereof and set forth in Schedule 6.02 and any extensions, renewals or replacements of such Indebtedness, (c) Indebtedness incurred in connection with any Sale and Lease-Back Transaction permitted under Section 6.01(g), (d) Indebtedness owed to the Company or to any other direct or indirect wholly-owned Subsidiary and (e) Indebtedness (in addition to that specified in (a) through (d) above) in an aggregate principal amount as to all Subsidiaries not in excess of $20,000,000.

    Section 6.03. Compliance with Regulations G, U and X.

    Incur, create or assume any Indebtedness or other liability or make any investment, capital contribution, loan, advance or extension of credit or take or permit to be taken any other action or permit to exist any event permitted by this Credit Agreement but for the provisions of this Section 6.03, if such action or event would result in this Agreement, the Loans hereunder, the use of the proceeds thereof or the other transactions contemplated hereby violating or being inconsistent with Regulations G, U or X, including without limitation the provisions of said Regulations relating to withdrawal and substitution of collateral.

    Section 6.04. Mergers, Consolidations and Sales of Assets.

    Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) or any capital stock of any Subsidiary, except that (a) the Company and any Subsidiary may purchase and sell inventory in the ordinary course of business,
(b) if at the time thereof and immediately after giving effect thereto on a Pro Forma Basis no Default or Event of Default shall have occurred and be continuing (i) any wholly owned Subsidiary or any other person may merge into the Company in a transaction in which the Company is the surviving corporation, (ii) any wholly owned Subsidiary may merge into or consolidate with any other wholly owned Subsidiary in a transaction in which the surviving entity is a wholly owned Subsidiary and no person other than the Company or a wholly owned Subsidiary receives any consideration and (iii) so long as (A) the Ratings of the surviving corporation are better than or equal to the Ratings of the Company and (B) the surviving corporation agrees in writing to assume the obligations of the Company under this Agreement, the Company may merge into or consolidate with any other person, (c) the Company may sell 100% of the capital stock of any Subsidiary for fair market value, as determined in good faith by the Company's board of directors, provided such sale does not constitute a sale of all or substantially all of the Company's assets and (d) the Company may sell any portion of the capital stock of any Subsidiary in connection with the establishment of a joint venture for the purpose of developing a product or business related to any of the Company's existing lines of business as of the date of this Agreement.

    Section 6.05. Consolidated Leverage Ratio.

    Permit the Consolidated Leverage Ratio as of the end of each fiscal quarter to be greater than 3.5:1.0.

    Section 6.06. Consolidated Fixed Charge Coverage Ratio.

    Permit the Consolidated Fixed Charge Coverage Ratio as of the end of each fiscal quarter to be less than 1.25:1.0.

    Section 6.07. Consolidated Net Worth.

    Permit Consolidated Net Worth at any time to be less than an amount equal to 85% of Consolidated Net Worth at June 30, 1997 (after adjustment to give effect to share repurchases within one year after the Closing Date contemplated in connection herewith up to $435,000,000) plus, beginning with the fiscal year ending December 31, 1998, as of the end of each fiscal year, 50% of Consolidated Net Income (but not less than zero) for the year then ended, such increases to be cumulative.

    Section 6.08. Loans and Investments to Foreign Subsidiaries.

    Permit additional loans and investments (other than extension of normal credit terms in connection with the sale of inventory or providing of services in the ordinary course of business) in and to Foreign Subsidiaries by the Company and its Domestic Subsidiaries after the Closing Date (that is, in excess of loans and investments existing on the Closing Date) to exceed $50,000,000 at any time outstanding.


                                 ARTICLE VII

                              Events of Default

    In the case of the happening of any of the following events (hereinafter called Events of Default):

    (a) any representation or warranty made or deemed made in connection with this Agreement or with the execution and delivery of the Notes or the borrowings hereunder or any statement or representation made in any report, certificate, financial statement or other instrument furnished by the Company to the Administrative Agent or the Banks pursuant to this Agreement or shall prove to have been false or misleading in any respect material to the interests of the Banks with respect to the Company's performance of its obligations hereunder when made or delivered or when deemed made in accordance with the terms hereof;

    (b) default shall be made in the payment of the principal of or interest on any Loan or of the Commitment Fee or any other amount due under this Agreement, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise and in the case of interest on the Notes, the Commitment Fee or such other amounts, except principal, such default shall continue unremedied for a period of 10 days;

    (c) default shall be made in the due observance or performance of any covenant, condition or agreement contained in Section 5.01, 5.05 or 5.08 or in
Article VI;

    (d) default shall be made in the due observance or performance of any other covenant, condition or agreement to be observed or performed by the Company or any Subsidiary pursuant to the terms hereof or any of the other Credit Documents and such default shall continue unremedied for 30 days after written notice thereof to the Company by the Administrative Agent or the Required Banks;

    (e) the Company or any Subsidiary shall fail to pay any principal or interest, regardless of amount, due in respect of Indebtedness in a principal amount greater than $25,000,000, owing by the Company or such Subsidiary (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or the Company or any Subsidiary shall fail to perform any term, covenant or agreement on its part to be performed under any agreement or instrument evidencing or securing or relating to any such Indebtedness, if the effect of such failure is to cause or to permit the holder or holders of such Indebtedness to accelerate the maturity of such Indebtedness;

    (f) the Company or any Subsidiary other than a Designated Subsidiary shall
(i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or any Subsidiary other than a Designated Subsidiary or for a substantial part of its property, (iii) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (iv) make a general assignment for the benefit of creditors, (v) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vi) take corporate action for the purpose of effecting any of the foregoing;

    (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction (or the Company or any Subsidiary other than a Designated Subsidiary shall consent to the institution of, or fail to contest in a timely and appropriate manner, any such proceeding or the filing of any such petition) seeking (i) relief in respect of the Company or any Subsidiary other than a Designated Subsidiary, or of a substantial part of its property, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or any Subsidiary other than a Designated Subsidiary or for a substantial part of its property or (iii) the winding-up or liquidation of the Company or any Subsidiary other than a Designated Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 30 days;

    (h) one or more final judgments from which no further appeal can be taken for the payment of money in an aggregate amount in excess of $25,000,000 shall be rendered against the Company and/or a Subsidiary, and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed;

    (i) (i) a Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the Code) shall have occurred with respect to any Plan or Plans with vested unfunded liabilities in an aggregate amount in excess of $10,000,000 and, within 30 days after the reporting of such Reportable Event to the Administrative Agent or after the receipt by the Administrative Agent of the statement required pursuant to Section 5.06, the Administrative Agent shall have notified the Company in writing that (A) the Required Banks have made a determination that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds for the termination of such Plan or Plans by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans or for the imposition of a Lien in favor of such Plan or Plans and (B) as a result thereof an Event of Default exists hereunder; or (ii) a trustee shall be appointed by a United States District Court to administer any Plan with vested unfunded liabilities in excess of $10,000,000; or (iii) the PBGC shall institute proceedings to terminate any Plan with vested unfunded liabilities in excess of $10,000,000;

    (j) (i) the Company or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Company or such ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability or is not in fact contesting such Withdrawal Liability in a timely and appropriate manner and (iii) the amount of the Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date or dates of such notification), either (A) exceeds $10,000,000 or requires payments exceeding $2,500,000 in any year or (B) is less than $10,000,000 but remains unpaid 30 days after such payment is due;

    (k) the Company or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of the Company and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $2,500,000;

    (l) there shall have occurred a Change in Control; or

    (m) the guaranty given by any Guarantor shall cease to be in full force and effect, or any Guarantor shall deny or disaffirm its obligations under the guaranty;

then, and in every such event and at any time thereafter during the continuance of such event, the Administrative Agent may, and upon written request from the Required Banks shall, by notice to the Company, take any one or more of the following actions, at the same or different times: (i) terminate the Commitments, (ii) declare the Loans to be forthwith due and payable, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Company accrued hereunder, shall become forthwith due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in the Notes to the contrary notwithstanding and
(iii) direct the Company to pay to the Administrative Agent cash collateral in the amount of LOC Obligations then outstanding. Notwithstanding the foregoing, if an Event of Default specified in paragraph (f) or (g) above occurs with respect to the Company or any Subsidiary, the Commitments shall automatically terminate and the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Company accrued hereunder, shall become immediately due and payable and cash collateral in the amount of LOC Obligations then outstanding shall be automatically and immediately due and payable, without any action by any Bank or the Administrative Agent and without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding.


                                ARTICLE VIII

                          The Administrative Agent

    In order to expedite the transactions contemplated by this Agreement, NationsBank, N.A. is hereby appointed to act as Administrative Agent on behalf of the Banks. Each of the Banks, and each subsequent holder of any Note by its acceptance thereof, hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Bank or holder and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Banks, without hereby limiting any implied authority, (a) to receive on behalf of the Banks all payments of principal of and interest on the Loans and all other amounts due to the Banks hereunder, and promptly to distribute to each Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Banks to the Company of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Bank copies of all notices, financial statements and other materials delivered by the Company pursuant to this Agreement as received by the Administrative Agent.

    Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Company of any of the terms, conditions, covenants or agreements contained in this Agreement. The Administrative Agent shall not be responsible to the Banks or the holders of the Notes for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement, the Notes or any other instruments or agreements. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof until it shall have received from the payee of such Note notice, given as provided herein, of the transfer thereof in compliance with Section 9.04. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Banks (or such greater percentage of Banks as may be required hereunder) and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Banks and each subsequent holder of any Note. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Company on account of the failure of or delay in performance or breach by any other Bank or the Company of any of their respective obligations hereunder or in connection herewith. The Administrative Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

    The Banks hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Banks.

    Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Banks and the Company. Upon any such resignation, the Required Banks, with the consent of the Company (which consent shall not be unreasonably withheld), shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent which shall be a bank having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

    With respect to the Loans made by it hereunder and the Notes issued to it, the Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers as any other Bank and may exercise the same as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent.

    Each Bank agrees (i) to reimburse the Administrative Agent, on demand, in the amount of its pro rata share (based on its Commitment hereunder) of any expenses incurred for the benefit of the Banks by the Administrative Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Banks, which shall not have been reimbursed by the Company and (ii) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Administrative Agent or any of them in any way relating to or arising out of this Agreement or any action taken or omitted by it or any of them under this Agreement, to the extent the same shall not have been reimbursed by the Company; provided, however, that no Bank shall be liable to the Administrative Agent or any such director, officer, employee or agent for any portion of such liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Administrative Agent or any of its directors, officers, employees or agents.

    Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder.


                                 ARTICLE IX

                                Miscellaneous

    Section 9.01. Notices.

    Except as otherwise expressly provided herein, notices and other communications provided for herein shall be in writing and shall be delivered or mailed or sent by telecopy addressed,

    (a) if to the Company, in all cases to it at

    330 South Fourth Street
    Richmond, Virginia 23219
    Telephone: (804) 788-5402
    Telecopy: (804) 788-5406

    Attention of Secretary;

    (b) if to NationsBank, N.A., either individually or in its capacity as Administrative Agent, in all cases to it at

        101 North Tryon Street
        Independence Center, 15th Floor
        NC1-001-15-02
        Charlotte, North Carolina  28255
        Telephone: (704) 386-9046
        Telecopy: (704) 388-9436

        Attention of:  Agency Services; and

    (c) if to any other Bank, in all cases to it at the address listed next to its name in Schedule 2.01.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given (i) on the date of receipt, if delivered by hand or overnight courier service or sent by telecopy, (ii) on the date five Business Days after dispatch if sent by registered or certified mail, and (iii) on the date of receipt, if by telephone, in each case addressed to such party as provided in this Section or in accordance with the latest unrevoked direction from such party.

    Section 9.02. No Waivers; Amendments.

    (a) No failure or delay of the Administrative Agent or of any Bank in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Banks and holders of the Notes hereunder are cumulative and not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or the Notes nor consent to any departure by the Company therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. Each holder of any of the Notes shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not such Note shall have been marked to indicate such amendment, modification, waiver or consent.

    (b) Neither this Agreement nor any provision hereof may be amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Banks; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or the scheduled dates for the payment of principal of or interest on, any Loan or LOC Obligations, or waive or excuse any such payment or any part thereof or reduce the rate of interest on any Loan, without the written consent of each holder affected thereby, (ii) increase or extend the Commitment or decrease the Facility Fees of any Bank without the written consent of each Bank affected thereby, (iii) amend or modify the definition of "Required Banks" or the provisions of this Section 9.02 or Section 9.08 without the written consent of each Bank, (iv) release all or substantially all of the Guarantors from their obligations under the Subsidiary Guaranty, or
(v) amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder, without the written consent of the Administrative Agent. Each Bank and holder of any Note shall be bound by any modification or amendment authorized by this Section regardless of whether its Notes shall be marked to make reference thereto, and any consent by any Bank or holder of a Note pursuant to this Section shall bind any person subsequently acquiring a Note from it, whether or not such Note shall be so marked.

    Section 9.03. Right of Setoff.

    If an Event of Default shall have occurred and be continuing that in the good faith judgment of any Bank shall materially compromise in any respect such Bank's interest as a Bank hereunder, such Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to, or for the credit or the account of, the Company against any of and all the obligations of the Company now or hereafter existing under this Agreement held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Bank under this Section are in addition to other rights and remedies (including other rights of setoff) which such Bank may have.

    Section 9.04. Successors and Assigns.

    (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Company, the Administrative Agent or the Banks that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

    (b) Each Bank may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Obligations at the time owing to it and the Notes held by it); provided, however, that (i) except in the case of an assignment to a Bank or an Affiliate of such Bank, each of the Company and the Administrative Agent must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement, (iii) the amount of the Commitment of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $15,000,000 (except in the case of assignments to a Bank or an affiliate of a Bank) without the prior written consent of the Company, which consent will not be unreasonably withheld or delayed, and the Administrative Agent, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with the Note or

Notes subject to such assignment and a processing and recordation fee of $3,500 and (v) the assignee, if it shall not be a Bank, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Bank under this Agreement and (B) the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.17 and 9.05 (to the extent that such Bank's entitlement to such benefits arose out of such Bank's position as a Bank prior to the applicable assignment), as well as to any Fees accrued for its account and not yet paid). Notwithstanding the foregoing, any Bank assigning its rights and obligations under this Agreement may retain any Competitive Loans made by it outstanding at such time, and in such case shall retain its rights hereunder in respect of any Loans so retained until such Loans have been repaid in full in accordance with this Agreement.

    (c) By executing and delivering an Assignment and Acceptance, the assigning Bank thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Bank warrants that it is the legal and beneficial owner of the interest being assigned thereby, free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto, or the financial condition of the Company or any Subsidiary or the performance or observance by the Company or any Subsidiary of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section
5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and
(vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

    (d) The Administrative Agent shall maintain at one of its offices a copy of each Assignment and Acceptance and the names and addresses of the Banks, and the Commitment of, and principal amount of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Company, the Administrative Agent and the Banks may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company and any Bank at any reasonable time and from time to time upon reasonable prior notice.

    (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Bank and an assignee together with the Note or Notes subject to such assignment, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Bank hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Company and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Banks. Within five Business Days after receipt of notice, the Company, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note(s), (x) a new Competitive Note to the order of such assignee in an amount equal to the Total Commitment and/or Revolving Note and Term Note, as appropriate, to the order of such assignee in an amount equal to the portion of the Commitment assumed by it pursuant to such Assignment and Acceptance and, (y) if the assigning Bank has retained a Commitment, a new Note to the order of such assigning Bank in a principal amount equal to the Commitment retained by it. Such new Revolving Note and Term Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note(s); such new Notes shall be dated the date of the surrendered Notes which they replace and shall otherwise be in substantially the form of Exhibit B-1 or B-2 hereto, as appropriate. Canceled Notes shall be returned to the Company.

    (f) Each Bank may without the consent of the Company or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it and the Notes held by it); provided, however, that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.12, 2.13 and 2.17 to the same extent as if they were Banks and (iv) the Company, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and such Bank shall retain the sole right to enforce the obligations of the Company relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any Fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending the final scheduled maturity of the Loans or any date scheduled for the payment of interest on the Loans or extending the Commitments).

    (g) Any Bank or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Company furnished to such Bank by or on behalf of the Company, provided that, prior to any such disclosure of information designated by the Company as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information. It is understood that confidential information relating to the Company would not ordinarily be provided in connection with assignments or participations of Competitive Loans.

    (h) Any Bank may at any time assign all or any portion of its rights under this Agreement and the Notes issued to it to a Federal Reserve Bank; provided that no such assignment shall release a Bank from any of its obligations hereunder.

    Section 9.05. Expenses; Indemnity.

    (a) The Company agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation of this Agreement or in connection with any amendments, modifications or waivers of the provisions hereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Administrative Agent or any Bank in connection with the enforcement or protection of their rights in connection with this Agreement or in connection with the Loans made or the Notes issued hereunder, including the reasonable fees, charges and disbursements of Moore & Van Allen, PLLC, counsel for the Administrative Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel for the Administrative Agent or any Bank. The Company further agrees that it shall indemnify the Banks from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement.

    (b) The Company agrees to indemnify the Administrative Agent, each Bank, each of their Affiliates and each of the foregoing persons' respective directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any instrument or agreement contemplated hereby, the arrangement or syndication of the credit facilities provided for hereby, performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby, (ii) the use of the proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

    Section 9.06. Survival of Agreements, Representations and Warranties, etc.

    All warranties, representations and covenants made by the Company herein or in any certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Banks and shall survive the making of the Loans herein contemplated and the issuance and delivery to the Banks of the Notes regardless of any investigation made by the Banks or on their behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as the Commitments have not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by the Company hereunder.

    Section 9.07. Governing Law.

    This Agreement and the Notes shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia.

    Section 9.08. Sharing of Setoffs.

    If one or more Events of Default shall occur, the holder of any Loan shall have the right, in addition to and not in limitation of any right which any such holder may have under applicable law or otherwise, to set off against the unpaid balance of any Loan or Loans or participation therein held by it any debt owing to the Company by such holder, including, without limitation, any funds in any deposit account maintained by the Company with such holder, and nothing in this Agreement shall be deemed a waiver or prohibition of any Bank's right of banker's lien or setoff. Each holder of a Loan agrees that, if it shall through the exercise of a right of banker's lien, setoff, counterclaim or otherwise obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Bank, it shall be deemed to have simultaneously purchased from such other holder a participation in the Loan held by such other holder so that the aggregate unpaid principal amount of the Loan or Loans and participations in Notes held by each holder shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of such Loan held by it prior to such exercise of banker's lien, setoff or counterclaim or receipt of other payment was to the principal amount of all Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or receipt of other payment, and it shall promptly remit to each such holder the amount of the participation thus deemed to have been purchased. The Company expressly consents to the foregoing arrangements and agrees that any holder of a participation in a Loan so acquired may exercise any and all rights of banker's lien, setoff, counterclaim or otherwise with respect to any and all moneys owing by such holder to the Company as fully as if such holder were a holder of a Loan in the amount of such participation. If all or any portion of any such excess payment is thereafter recovered from the holder which received the same, the purchase provided for herein shall be deemed to have been rescinded to the extent of such recovery, without interest.

    Section 9.09. Interest Rate Limitation.

    Notwithstanding anything herein or in the Notes to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Bank, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Bank in accordance with applicable law, the rate of interest payable under the Notes held by such Bank, together with all Charges payable to such Bank, shall be limited to the Maximum Rate.

    Section 9.10. Entire Agreement.

    This Agreement constitutes the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

    Section 9.11. Waiver of Jury Trial.

    Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.11.

    Section 9.12. Severability.

    In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

    Section 9.13. Counterparts.

    This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.16.

    Section 9.14. Headings.

    Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

    Section 9.15. Jurisdiction; Consent to Service of Process.

    (a) The Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Virginia State court or Federal court of the United States of America sitting in Richmond, Virginia, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Virginia State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Bank may otherwise have to bring any action or proceeding relating to this Agreement against the Company or its properties in the courts of any jurisdiction.

    (b) The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any Virginia State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

    (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

    Section 9.16. Binding Effect.

    This Agreement shall become effective when it shall have been executed by the Company and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each Bank, and thereafter shall be binding upon and inure to the benefit of the Company, the Administrative Agent and each Bank and their respective successors and assigns, except that the Company shall not have the right to assign or delegate any of its rights or duties hereunder or any interest herein without the prior consent of all the Banks.


[Remainder of Page Intentionally Left Blank]

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the day and year first above written.


                                  ETHYL CORPORATION,

                                  By: /s/ J. Robert Mooney
                                  Name: J. Robert Mooney
                                  Title:  Senior Vice President and
                                           Chief Financial Officer


                                  NATIONSBANK, N.A.,
                                  acting individually and as
                                  Administrative Agent,

                                  By: /s/ E. Turner Coggin
                                  Name: E. Turner Coggin
                                  Title:  Senior Vice President


                                  THE YASUDA TRUST AND BANKING
                                   COMPANY, LIMITED

                                  By: /s/Rohn Laudenschlager
                                  Name: Rohn Laudenschlager
                                  Title: Senior Vice President


                                  THE BANK OF NEW YORK

                                   By: /s/ Ann Marie Hughes
                                   Name: Ann Marie Hughes
                                   Title: Assistant Vice President


                                   THE LONG-TERM CREDIT BANK OF
                                     JAPAN, LIMITED

                                   By:
                                   Name:
                                   Title:

                                   CRESTAR BANK

                                   By: /s/ Christopher B. Werner
                                   Name: Christopher B. Werner
                                   Title: Vice President


                                   CREDIT LYONNAIS ATLANTA AGENCY

                                   By:
                                   Name:
                                   Title:


                                   WACHOVIA BANK, N.A.

                                   By: /s/ Charlene A. Johnson
                                   Name: Charlene A. Johnson
                                   Title: Senior Vice President


                                   STANDARD CHARTERED BANK

                                   By: /s/ Kristina McDavid
                                   Name:  Kristina McDavid
                                   Title: Vice President

                                   By: /s/ Francois P. Dorival-Bordes
                                   Name:  Francois P. Dorival-Bordes
                                   Title: Vice President



                                   THE INDUSTRIAL BANK OF JAPAN, LIMITED

                                   By: /s/ John V. Velton
                                   Name: John V. Velton
                                   Title: Joint General Manager


                                   THE SUMITOMO BANK, LIMITED
                                    NEW YORK BRANCH

                                   By: /s/ Suresh S. Tata
                                   Name:  Suresh S. Tata
                                   Title: Senior Vice President

                                   THE FIRST NATIONAL BANK OF CHICAGO

                                   By: /s/ Robert G. Sperhac
                                   Name: Robert G. Sperhac
                                   Title: Vice President

                                 EXHIBIT A-1


                                   FORM OF
                           COMPETITIVE BID REQUEST

NationsBank, N.A., as Administrative Agent
  for the Banks referred to below
101 North Tryon Street, 15th Floor
NC1-001-15-02
Charlotte, NC  28255
Attn:	Agency Services
                                                                    [Date]

Ladies and Gentlemen:

    The undersigned, Ethyl Corporation, a Virginia corporation (the "Company"), refers to the Amended and Restated Competitive Advance, Revolving Credit Facility and Term Loan Agreement dated as of November 14, 1997 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Company, the Banks party thereto, and NationsBank, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Company hereby gives you notice pursuant to Section 2.03(a) of the Credit Agreement that it requests a Competitive Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Competitive Borrowing is requested to be made:

(A) Interest Rate Basis(1)         ---------      ---------      ---------

(B)	Date of Competitive Borrowing
 (which is a Business Day)         ---------      ---------      ---------

(C)	Interest Period and the last
 day thereof(2)                    ---------      ---------      ---------

(D)	Principal Amount of
 Competitive Borrowing(3)         $---------      $--------     $---------






-----------------------
(1) Eurodollar Competitive Loan or Fixed Rate Loan.

(2) Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.

(3) Not less than $5,000,000 and in integral multiples thereof.

                                    A-1-1

    Upon acceptance of any or all of the Loans offered by the Banks in response to this request, the Company shall be deemed to affirm as of such date the representations and warranties made in the Credit Agreement to the extent specified in Article IV thereof.

                                                 Very truly yours,

                                                 ETHYL CORPORATION,

                                                 By
                                                 Title: (Responsible Officer)

Copy to:

NationsBank, N.A.
1111 East Main Street
4th Floor Pavilion
Richmond, VA  23277
Attn:  E. Turner Coggin



                                    A-1-2

                                 EXHIBIT A-2

                                   FORM OF
                         COMPETITIVE BID INVITATION

[Name of Bank]
[Address]
                                                                     [Date]
Ladies and Gentlemen:

    Reference is made to the Amended and Restated Competitive Advance, Revolving Credit Facility and Term Loan Agreement dated as of November 14, 1997 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among Ethyl Corporation, a Virginia corporation (the "Company"), the Banks party thereto and NationsBank, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Company made a Competitive Bid Request on _______, 19__, pursuant to Section 2.03(a) of the Credit Agreement, and in that connection you are invited to submit a Competitive Bid by [Date]/[Time].4 Your Competitive Bid must comply with
Section 2.03(b) of the Credit Agreement and the terms set forth below on which the Competitive Bid Request was made:

(A) Interest Rate Basis                          -----------------------

(B) Date of Competitive Borrowing                -----------------------

(C)	Interest Period and the last
 day thereof                                     -----------------------

(D)	Principal Amount of
 Competitive Borrowing                           $______________________





-----------------------
(4) The Competitive Bid must be received by the Administrative Agent (i) in the case of Eurodollar Competitive Loans, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing, and (ii) in the case of Fixed Rate Loans, no later than 9:30 a.m., New York City time, on the Business Day of a proposed Competitive Borrowing.





                                    A-2-1

                                                 Very truly yours,

                                                 NATIONSBANK, N.A.,
                                                 as Administrative Agent,

                                                 By_________________________
                                                 Title:




                                    A-2-2

                                 EXHIBIT A-3


                                   FORM OF
                               COMPETITIVE BID


NationsBank, N.A., as Administrative Agent
  for the Banks referred to below
101 North Tryon Street, 15th Floor
NC1-001-15-02
Charlotte, NC  28255
Attn:	Agency Services

                                                                    [Date]
Ladies and Gentlemen:

    The undersigned, [Name of Bank], refers to Amended and Restated Competitive Advance, Revolving Credit Facility and Term Loan Agreement dated as of November 14, 1997 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among Ethyl Corporation, a Virginia corporation (the "Company"), the Banks party thereto and NationsBank, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby makes a Competitive Bid pursuant to Section 2.03(b) of the Credit Agreement, in response to the Competitive Bid Request made by the Company on _______, 19__, and in that connection sets forth below the terms on which such Competitive Bid is made:


(A)     Interest Period and last
        day thereof                   ---------      ---------      ---------
(B)     Principal Amount(5)           $________      $________      $________

(C)     Competitive Bid Rate(6)       ---------      ---------      ---------





_______________________
(5) Not less than $5,000,000 or greater than the requested Competitive Borrowing and in integral multiples of $5,000,000. Multiple bids will be accepted by the Administrative Agent.

(6) I.e., LIBOR + or - __%, in the case of Eurodollar Competitive Loans or __%, in the case of Fixed Rate Loans.


                                    A-3-1

    The undersigned hereby confirms that it is prepared, subject to the conditions set forth in the Credit Agreement, to extend credit to the Company upon acceptance by the Company of this bid in accordance with Section 2.03(d) of the Credit Agreement.


                                            Very truly yours,

                                            [NAME OF BANK],

                                            By
                                            Title:

Copy to:

NationsBank, N.A.
1111 East Main Street
4th Floor Pavilion
Richmond, VA  23277
Attn:  E. Turner Coggin


                                    A-3-2

                                 EXHIBIT A-4

                                   FORM OF
                    COMPETITIVE BID ACCEPT/REJECT LETTER

                                                                  [Date]

NationsBank, N.A., as Administrative Agent
  for the Banks referred to below
101 North Tryon Street, 15th Floor
NC1-001-15-02
Charlotte, NC  28255
Attn:	Agency Services

Ladies and Gentlemen:

    The undersigned, Ethyl Corporation (the "Company"), refers to the Amended and Restated Competitive Advance, Revolving Credit Facility and Term Loan Agreement dated as of November 14, 1997 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Company, the Banks party thereto and NationsBank, N.A., as Administrative Agent.

    In accordance with Section 2.03(c) of the Credit Agreement, we have received a summary of bids in connection with our Competitive Bid Request dated ___________ and in accordance with Section 2.03(d) of the Credit Agreement, we hereby accept the following bids for maturity on [date]:

Principal Amount           Fixed Rate/Margin                 Bank

       $                    [%]/[+/-. __%]
       $

We hereby reject the following bids:

Principal Amount           Fixed Rate/Margin                 Bank

       $                    [%]/[+/-. __%]
       $



                                    A-4-1

    The $________ should be deposited in Chemical Bank account number [____________] on [date].


                                                    Very truly yours,

                                                    ETHYL CORPORATION,

                                                    By
                                                      Name:
                                                      Title:



                                    A-4-2

                                 EXHIBIT A-5

                                   FORM OF
                         COMMITTED BORROWING REQUEST

NationsBank, N.A., as Administrative Agent
  for the Banks referred to below
101 North Tryon Street, 15th Floor
NC1-001-15-02
Charlotte, NC  28255
Attn:	Agency Services

                                                              [Date]

Ladies and Gentlemen:

    The undersigned, Ethyl Corporation, a Virginia corporation (the "Company"), refers to the Amended and Restated Competitive Advance, Revolving Credit Facility and Term Loan Agreement dated as of November 14, 1997 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Company, the Banks party thereto and NationsBank, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Company hereby gives you notice pursuant to Section 2.04 of the Credit Agreement that it requests a Committed Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Committed Borrowing is requested to be made:

(A)	Date of Committed Borrowing
    (which is a Business Day)                  ____________________________

(B)	Principal Amount of
    Committed Borrowing(7)                    $____________________________

(C) Interest rate basis(8)                     ____________________________

(D)	Interest Period and the
    last day thereof(9)                        ____________________________

    Upon acceptance of any or all of the Loans made by the Banks in response to this request, the Company shall be deemed to have represented and warranted (but only to the extent required by Section 4.01 of the Credit Agreement) that the conditions to lending specified in Section 4.01(b) and (c) of the Credit Agreement have been satisfied.


________________________
(7) Not less than $10,000,000 and in integral multiples of $1,000,000.

(8) Eurodollar Loan or ABR Loan.

(9) Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.

                                    A-5-1

                                                  Very truly yours,

                                                  ETHYL CORPORATION,

                                                  By
                                                  Title: [Responsible Officer]

Copy to:

NationsBank, N.A.
1111 East Main Street
4th Floor Pavilion
Richmond, VA  23277
Attn:  E. Turner Coggin

                                    A-5-2

                                 EXHIBIT B-1

                          FORM OF COMPETITIVE NOTE


$450,000,000                                                Richmond, Virginia

                                                            November 14, 1997


    FOR VALUE RECEIVED, the undersigned, ETHYL CORPORATION, a Virginia corporation (the "Company"), hereby promises to pay to the order of _________________ (the "Bank"), at the office of NationsBank, N.A. (the "Agent"), at 101 N. Tryon Street, 15th Floor, NC1-001-15-02, Charlotte, North Carolina 28255, Attn: Agency Services, (i) on the last day of each Interest Period as defined in the Amended and Restated Competitive Advance, Revolving Credit Facility and Term Loan Agreement dated as of November 14, 1997, among the Company, the Banks party thereto, and the Agent (as amended, modified, extended or restated from time to time, the "Credit Agreement"), the aggregate unpaid principal amount of all Competitive Loans made by the Bank to the Company pursuant to Section 2.03 of the Credit Agreement to which such Interest Period applies and (ii) on the Maturity Date (as defined in the Credit Agreement), the lesser of the principal sum of Four Hundred Fifty Million Dollars ($450,000,000) and the aggregate unpaid principal amount of all Competitive Loans made by the Bank to the Company pursuant to Section 2.03 of the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on such principal amount from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on the dates determined pursuant to the Credit Agreement.

    The Company promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates determined as set forth in the Credit Agreement.

    The Company hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance. All borrowings evidenced by this Competitive Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not in any manner affect the obligations of the Company to make payments of principal and interest in accordance with the terms of this Competitive Note and the Credit Agreement.

    This Competitive Note is one of the Competitive Notes referred to in the Credit Agreement which, among other things, contains provisions for the



                                    B-1-1
acceleration of the maturity hereof upon the happening of certain events, for prepayment of the principal hereof prior to the maturity thereof under certain circumstances and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This Competitive Note shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia and any applicable laws of the United States of America.

                                          ETHYL CORPORATION,

                                          By
                                             Name:
                                             Title:



                                    B-1-2

                             Loans and Payments



                                                         Unpaid        Name of
                                        Payments        Principal      Person
      Amount   Interest  Interest                        Balance       Making
Date  of Loan    Rate     Period   Principal  Interest   of Note      Notation




                                    B-1-3

                                 EXHIBIT B-2

                           FORM OF REVOLVING NOTE

$[_______________]                                       Richmond, Virginia

                                                         November 14, 1997


    FOR VALUE RECEIVED, the undersigned, ETHYL CORPORATION, a Virginia corporation (the "Company"), hereby promises to pay to the order of (the "Bank"), at the office of NationsBank, N.A. (the "Agent"), at 101 N. Tryon Street, 15th Floor, NC1-001-15-02, Charlotte, North Carolina 28255, Attn:
Agency Services, on (i) the last day of each Interest Period as defined in the Amended and Restated Competitive Advance, Revolving Credit Facility and Term Loan Agreement dated as of November 14, 1997, among the Company, the Banks party thereto, and the Agent (as amended, modified, extended or restated from time to time, the "Credit Agreement"), the aggregate unpaid principal amount of all Revolving Loans made by the Bank to the Company pursuant to Sections
2.02 and 2.04 of the Credit Agreement to which such Interest Period applies and (ii) the Maturity Date, the lesser of the principal sum of [__________] Dollars ($[_____]) and the aggregate unpaid principal amount of all Revolving Loans made by the Bank to the Company pursuant to Sections 2.02 and 2.04 of the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on such principal amount from time to time outstanding, in like funds, at said office, at a rate or rates per annum and payable on the dates determined pursuant to the Credit Agreement.

    The Company promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates determined as set forth in the Credit Agreement.

    The Company hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

    All borrowings evidenced by this Revolving Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not in any manner affect the obligations of the Company to make payments of principal and interest in accordance with the terms of this Revolving Note and the Credit Agreement.

    This Revolving Note is one of the Revolving Notes referred to in the Credit Agreement which, among other things, contains provisions for the



                                    B-2-1
acceleration of the maturity hereof upon the happening of certain events, for prepayment of the principal hereof prior to the maturity thereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This Revolving Note shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia and any applicable laws of the United States of America.

                                                  ETHYL CORPORATION,

                                                  By
                                                     Name:
                                                     Title:


                                    B-2-2

                                Loans and Payments



                                                         Unpaid        Name of
                                        Payments        Principal      Person
      Amount    Type of  Interest                        Balance       Making
Date  of Loan     Loan    Period   Principal  Interest   of Note      Notation




                                    B-2-3

                                 EXHIBIT B-3

                              FORM OF TERM NOTE

$[_______________]                                      Richmond, Virginia

                                                        November 14, 1997


    FOR VALUE RECEIVED, the undersigned, ETHYL CORPORATION, a Virginia corporation (the "Company"), hereby promises to pay to the order of (the "Bank"), at the office of NationsBank, N.A. (the "Agent"), at 101 N. Tryon Street, 15th Floor, NC1-001-15-02, Charlotte, North Carolina 28255, Attn:
Agency Services, the principal amount of ___________ Dollars ($__________)on
(i) the last day of each Interest Period as defined in the Amended and Restated Competitive Advance, Revolving Credit Facility and Term Loan Agreement dated as of November 14, 1997, among the Company, the Banks party thereto, and the Agent (as amended, modified, extended or restated from time to time, the "Credit Agreement"), the aggregate unpaid principal amount of the Term Loan made by the Bank to the Company pursuant to Section 2.02 of the Credit Agreement to which such Interest Period applies and (ii) the Bank's pro rata share of principal amortization payments provided on the Term Loan pursuant to Section 2.07, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on such principal amount from time to time outstanding, in like funds, at said office, at a rate or rates per annum and payable on the dates determined pursuant to the Credit Agreement.

    The Company promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates determined as set forth in the Credit Agreement.

    The Company hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

    All borrowings evidenced by this Term Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not in any manner affect the obligations of the Company to make payments of principal and interest in accordance with the terms of this Term Note and the Credit Agreement.

    This Term Note is one of the Term Notes referred to in the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for prepayment of




                                    B-3-1
the principal hereof prior to the maturity thereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This Term Note shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia and any applicable laws of the United States of America.

                                                 ETHYL CORPORATION,

                                                 By
                                                    Name:
                                                    Title:



                                    B-3-2

                             Loans and Payments



                                                         Unpaid        Name of
                                        Payments        Principal      Person
      Amount    Type of  Interest                        Balance       Making
Date  of Loan     Loan    Period   Principal  Interest   of Note      Notation





                                    B-3-3

                                  EXHIBIT C

                                   FORM OF
                          ASSIGNMENT AND ACCEPTANCE

    Reference is made to the Amended and Restated Competitive Advance, Revolving Credit Facility and Term Loan Agreement dated as of November 14, 1997, (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among Ethyl Corporation, a Virginia corporation (the "Company"), the Banks party thereto (the "Banks"), and NationsBank, N.A., as administrative agent for the Banks (in such capacity, the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meanings.

    1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the effective date set forth on the following page, the interests set forth on the following page (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the following page in the Commitment of the Assignor on the effective date and the Loans owing to the Assignor which are outstanding on the effective date, together with unpaid interest accrued on the assigned Loans to the effective date and the amount, if any, set forth on the following page of the Fees accrued to the effective date for the account of the Assignor. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 9.04(c) of the Credit Agreement, a copy of which has been received by each such party. From and after the effective date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and under the Credit Agreement or any other document issued in connection therewith and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

    2. This Assignment and Acceptance is being delivered to the Agent together with (i) the Notes evidencing the Loans included in the Assigned Interest,
(ii) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty, all duly completed and executed by such Assignee, (iii) if the Assignee is not already a Bank under the Credit Agreement, an Administrative Questionnaire and (iv) a processing and recordation fee of $3,500.

    3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

Date of Assignment:

Legal Name of Assignor

Legal Name of Assignee

Assignee's Address for Notices
Effective Date of Assignment
(may not be fewer than 5 Business
Days after the Date of Assignment):

                                                Percentage Assigned
                                                of Facility and Commitment
                                                (set forth, to at least 8
                 Principal Amount Assigned      decimals, as a percentage of
                 (and Identifying Information   the Facility and the aggregate
Facility         to individual Competive Loans) Commitment of all Banks
                                                thereunder)

Commitment       $                                               %
Assigned

Revolving Loans  $                                               %

Letter of Credit $                                               %
Obligations:

Competivie Loans:$                                               %

Term Loan:       $                                               %

Fees Assigned
(if any):        $                                               %

The terms set forth above and
on the preceding page are
hereby agreed to:                   [Accepted

_____________, as Assignor          NATIONSBANK, N.A., as Administrative Agent

By:                                 By:
 Name:                                 Name:
 Title:                                Title:

____________, as Assignee           ETHYL CORPORATION,

By:                                 By:
 Name:                                 Name:
 Title:                                Title:

                                  EXHIBIT D

                        ADMINISTRATIVE QUESTIONNAIRE

                              ETHYL CORPORATION

Please accurately complete the following information and return via FAX to the attention of Jeffrey Pugh at NationsBank Agency Services as soon as possible.

FAX Number:  704-388-9436

LEGAL NAME OF YOUR INSTITUTION TO APPEAR IN DOCUMENTATION:

______________________________________________________________________________

GENERAL INFORMATION - DOMESTIC RATE LENDING OFFICE:
Institution Name:_____________________________________________________________
Street Address:_______________________________________________________________
City, State, Zip Code:________________________________________________________

GENERAL INFORMATION - EURODOLLAR LENDING OFFICE:
Institution Name:_____________________________________________________________
Street Address:_______________________________________________________________
City, State, Zip Code:________________________________________________________

CREDIT CONTACTS/NOTIFICATION METHODS:
Primary Contact:______________________________________________________________
Street Address:_______________________________________________________________
City, State, Zip Code:________________________________________________________
Phone Number:_________________________________________________________________
FAX Number:___________________________________________________________________

Backup Credit Contact:________________________________________________________
Street Address:_______________________________________________________________
City, State, Zip Code:________________________________________________________
Phone Number:_________________________________________________________________
FAX Number:___________________________________________________________________

TAX WITHHOLDING:
	UNITED STATES
	Non-Resident Alien or Foreign Corporation or Other Foreign Entity ________________YES _______________NO

	If yes, please enclose Form 4224, 1001 or W-8. If no, please enclose Form W-9.
 Tax ID Number___________________________________________

CONTACTS/NOTIFICATION METHODS:
ADMINISTRATIVE CONTACTS - BORROWINGS, PAYDOWNS, INTEREST, FEES, ETC.

Contact:______________________________________________________________________
Street Address:_______________________________________________________________
City, State, Zip Code:________________________________________________________
Phone Number:_________________________________________________________________
FAX Number:___________________________________________________________________
Telex & Answer Back:__________________________________________________________

PAYMENT INSTRUCTIONS:
Name of Bank where funds are to be transferred:
______________________________________________________________________________
Routing Transit/ABA number of Bank where funds are to be transferred:
______________________________________________________________________________
Name of Account, if applicable:_______________________________________________
Account Number:_______________________________________________________________
Additional Information:_______________________________________________________
______________________________________________________________________________

BID LOAN NOTIFICATIONS:
Contact:______________________________________________________________________
Street Address:_______________________________________________________________
City, State, Zip Code:________________________________________________________
Phone Number:_________________________________________________________________
Fax Number:___________________________________________________________________

MAILINGS:
Please specify who should receive financial information:

Name:_________________________________________________________________________
Street Address:_______________________________________________________________
City, State, Zip Code:________________________________________________________

It is very important that all of the above information is accurately filled in and returned promptly. If there is someone other than yourself who should receive this questionnaire, please notify us of their name and FAX number and we will FAX them a copy of the questionnaire. If you have any questions, please call Jeffrey Pugh at 704-386-9046, telecopy 704-388-9436.

                                  EXHIBIT E

                          FORM OF JOINDER AGREEMENT


    THIS JOINDER AGREEMENT (the "Agreement"), dated as of ________________, 19__, is by and between ______________________, a ___________________ (the
"Applicant Guarantor"), and NATIONSBANK, N.A., in its capacity as Administrative Agent under that certain Credit Agreement dated as of November 14, 1997 (as amended and modified, the "Credit Agreement") by and among ETHYL CORPORATION, a Virginia corporation, and the Banks identified therein and NationsBank, N.A., as Administrative Agent. All of the defined terms in the Credit Agreement are incorporated herein by reference.

    The Applicant Guarantor has indicated its desire to become a Guarantor or is required by the terms of Section 5.08 of the Credit Agreement to become, a Guarantor under the Subsidiary Guaranty.

    Accordingly, the Applicant Guarantor hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders:

    1. The Applicant Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Applicant Guarantor will be deemed to be a party to the Subsidiary Guarantor and a "Guarantor" for all purposes under the Subsidiary Guaranty, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Subsidiary Guarantor. The Applicant Guarantor agrees to be bound by, all of the terms, provisions and conditions contained in the Subsidiary Guaranty, including without limitation all of the undertakings and waivers set forth therein. Without limiting the generality of the foregoing terms of this paragraph 1, the Applicant Guarantor hereby (A) jointly and severally together with the other Guarantors, guarantees to each Bank and the Administrative Agent as provided in the Subsidiary Guaranty, the prompt payment and performance of the Guaranteed Obligations in the Subsidiary Guaranty in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof, and (B) agrees that if any of the Guaranteed Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the Applicant Guarantor will, jointly and severally together with the other Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

    2. The Applicant Guarantor acknowledges and confirms that it has received a copy of the Subsidiary Guaranty, the Credit Agreement and the Schedules and Exhibits thereto.

    3. The Applicant Guarantor hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the Applicant Guarantor under Section 4 of the Credit Agreement upon the execution of this Joinder Agreement by the Applicant Guarantor.

    4. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

    5. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Virginia.

    IN WITNESS WHEREOF, the Applicant Guarantor has caused this Joinder Agreement to be duly executed by its authorized officers, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

                                    APPLICANT GUARANTOR

                                    By:
                                    Name:
                                    Title:

                                    Address for Notices:

                                    Attn:
                                    Telephone:
                                    Telecopy:

                                    Acknowledged and accepted:
                                    NATIONSBANK, N.A., as Administrative Agent

                                    By:
                                    Name:
                                    Title:



                                                     Schedule 2.01
                                                  to Credit Agreement

                                                Lenders and Commitments


                                Revolving                             LOC                     Term Loan
   Lender                       Commitment         Percent        Commitment    Percent      Commitment      Percent
NationsBank, N.A.            $315,909,090.91      70.202021%    $23,181,818.18 46.363637% $139,090,909.09   46.363637%
101 North Tryon Street
Independence Center,
15th Floor
NC1-001-15-02
Charlotte, NC  28255
Attn:  Jeffrey Pugh,
Agency Services
Ph:   (704)386-9046
Fx:   (704)388-9436

with a copy to:

NationsBnk,N.A.
1111 East Main Street
4th Floor Pavilion
Richmond, VA  23227
Attn:  E. Turner Coggin
Ph:    (804) 788-3455
Fx:    (804) 788-3669

The Bank of New York         $11,363,636.36        2.525253%    $2,272,727.27   4.545455% $13,636,363.64     4.545455%
One Wall Street
New York, New York  10286
Attn:  Ann Marie Hughes
Ph:   (212) 635-1339
Fx:   (212) 635-6434




                                Revolving                             LOC                     Term Loan
   Lender                       Commitment         Percent        Commitment    Percent      Commitment      Percent
The Long-Term Credit Bank of
Japan,                       $11,363,636.36       2.525253%     $2,272,727.27  4.545455%  $13,636,363.64    4.545455%
Limited
245 Peachtree Center
Avenue, N.E.
Suite 2801, Marquis One Tower
Atlanta, Georgia  30303
Attn:  Thomas N. Meyer
Ph:   (404) 659-7210
Fx:   (404) 658-9751

Crestar Bank                 $15,909,090.91       3.535354%     $3,181,818.18  6.363636%  $19,090,909.09    6.363636%
919 East Main Street
Richmond, Virginia  23219
Attn:  Christopher B. Werner
Ph:  (804) 782-5998
Fx:   (804) 782-5413



Credit Lyonnais Atlanta
Agency                       $11,363,636.36       2.525253%     $2,272,727.27  4.545455%  $13,636,363.64    4.545455%
303 Peachtree Street, N.E.
Suite 4400
Atlanta, Georgia  30308
Attn:  Walter Robinson
Ph:  (404) 524-3700
Fx:  (404) 584-5249

Wachovia Bank, N.A           $22,727,272.73       5.050505%     $4,545,454.54  9.090909%  $27,272,727.27    9.090909%
100 North Main Street
Winston-Salem, North Carolina  27150
Attn:  Michael H. Trainor
Ph:  (910) 732-2530
Fx:  (910) 732-6935



                                Revolving                             LOC                     Term Loan
   Lender                       Commitment         Percent        Commitment    Percent      Commitment      Percent
Standard Chartered Bank      $11,363,636.36       2.525253%     $2,272,727.27   4.545455%  $13,636,363.64    4.545455%
7 World Trade Center
New York, New York  10048
Attn:  Francois P. Dorival-Bordes
Ph:  (212) 667-0223
Fx:  (212) 667-0780

The Industrial Bank of Japan,
Limited                      $15,909,090.91       3.535354%     $3,181,818.18   6.363636%  $19,090,909.09    6.363636%
1251 Avenue of the Americas
New York, New York  10020-1104
Attn:  John Dippo
Ph:  (212) 282-3412
Fx:  (212) 282-4488



The Sumitomo Bank, Limited,  $11,363,636.36       2.525253%     $2,272,727.27   4.545455%  $13,636,363.64    4.545455%
New York Brance
277 Park Avenue
New York, New York  10172
Attn:  MunYoung Kim
Ph:  (212) 224-4151
Fx:  (212) 224-5188

The First National Bank of
Chicago                      $22,727,272.73       5.050505%     $4,545,454.54   9.090909%  $27,272,727.27    9.090909%
One First National Plaza,
Suite 0363
Chicago, Illinois  60670
Attn:  Robert Sperhac
Ph:  (312) 732-6371
Fx:  (312) 732-3055
                            ---------------     ----------      ------------- ----------  ---------------  -----------
                            $450,000,000.00     100.000000%    $50,000,000.00 100.000000% $300,000,000.00  100.000000%


                              Schedule 2.01(c)

                         Existing Letters of Credit



                                    None.

                                Schedule 3.06


                                Subsidiaries




The following is a list of the significant subsidiaries of the registrant as of November 14, 1997. Each such subsidiary does business under its corporate name.





                                                   Jurisdiction of
Subsidiary                                          Incorporation


EID Corporation                                    Liberia

Ethyl Additive N.V.                                Belgium

Ethyl Asia Pacific Company                         Virginia

Ethyl Brasil Aditivos S.A.                         Brazil

Ethyl Canada Inc.                                  Province of Ontario, Canada

Ethyl Europe S.A.                                  Belgium

Ethyl Foreign Sales Corporation                    U.S. Virgin Islands

Ethyl Interamerica Corporation                     Delaware

Ethyl Japan Corporation                            Japan

Ethyl Korea Limited                                Korea

Ethyl Mineraloel-Additive GmbH                     Germany

Ethyl Petroleum Additives, Inc.                    Delaware

Ethyl Petroleum Additives Limited                  United Kingdom

Ethyl Shipping Company Limited                     United Kingdom

                                Schedule 3.07


                                 Litigation


                                    None.

                                Schedule 3.15

                      Environmental and Safety Matters
                              Ethyl Corporation

1. Louisiana Department of Environmental Quality (La. DEQ), Penalty Assessment, Docket No. GWP-88-003, Penalty Assessment dated May 5, 1988, regarding alleged violation of RCRA groundwater monitoring requirements, decision dated January 29, 1990 assessing penalty of $8,111, affirmed by Secretary on August 31, 1991, and appealed to Louisiana First Circuit Court of Appeal, where the appeal is pending.

2. La. DEQ Penalty Assessment HEP-89-784, issued November 30, 1989, seeks penalty of $38,000 in regard to alleged violations of RCRA, and is under administrative appeal.

3. La. DEQ Penalty Assessment HEP-91-0339, issued August 15, 1991, seeks $15,000 penalty in regard to alleged violations of RCRA, and is under administrative appeal.

4. La. DEQ Penalty Assessment HEP-90-0644, issued November 17, 1992, seeks $51,183 in regard to alleged violations of RCRA, and is under administrative appeal.

                                Schedule 6.01


                                    Liens


                                    None.

                                Schedule 6.02


                                 Indebedness


                                    None.